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    "*** Text Omitted and Filed Separately Confidential Treatment Requested
              Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2"

                                                                   EXHIBIT 10.38

================================================================================

                      LICENSE AND CO-DEVELOPMENT AGREEMENT

                                 BY AND BETWEEN

                   NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.

                                       AND

                          ANADYS PHARMACEUTICALS, INC.

================================================================================

1.       DEFINITIONS AND INTERPRETATION.......................................................   1

2.       LICENSE..............................................................................  12

3.       OPTION RIGHTS........................................................................  13

4.       GOVERNANCE...........................................................................  18

5.       DISCLOSURE OF ANADYS KNOW-HOW & TECHNOLOGY TRANSFER..................................  20

6.       DEVELOPMENT..........................................................................  21

7.       COMMERCIALIZATION....................................................................  25

8.       CO-PROMOTION OPTION..................................................................  26

9.       FINANCIAL PROVISIONS.................................................................  28

10.      REPORTS AND PAYMENT TERMS............................................................  32

11.      INTELLECTUAL PROPERTY RIGHTS.........................................................  34

12.      EXCLUSIVITY..........................................................................  39

13.      CONFIDENTIALITY......................................................................  40

14.      TERM AND TERMINATION.................................................................  41

15.      EFFECT OF TERMINATION................................................................  43

16.      REPRESENTATIONS AND WARRANTIES.......................................................  44

17.      INDEMNIFICATION AND LIABILITY........................................................  46

18.      PUBLICATIONS AND PUBLICITY...........................................................  48

19.      GENERAL PROVISIONS...................................................................  49

EXHIBIT A - ANADYS COMPOUNDS

EXHIBIT B - ANADYS PATENTS

EXHIBIT C - FULLY BURDENED MANUFACTURING COSTS

EXHIBIT D - THIRD PARTY MANUFACTURING CONTRACTS

EXHIBIT E - SAMPLE INVOICE

                      LICENSE AND CO-DEVELOPMENT AGREEMENT

            This AGREEMENT is made as of this 1st day of June, 2005 (the "EXECUTION DATE"), by and between Novartis International Pharmaceutical Ltd., a limited company organized and existing under the laws of Bermuda ("NOVARTIS") and Anadys Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware ("ANADYS"). Novartis and Anadys are each referred to individually as a "PARTY" and together as the "PARTIES."

                                    RECITALS

            WHEREAS, Anadys owns or controls the Anadys Patents and Anadys Know-How (each as defined below) relating to the Anadys Compounds (as defined below);

            WHEREAS, Novartis wishes to obtain, and Anadys wishes to grant, rights to the Anadys Compounds in the Primary Fields and ID Field (each as defined below);

            WHEREAS, the Parties wish to jointly develop the Lead Compound and related Product (each as defined below) in the Primary Fields on a worldwide basis;

            WHEREAS, Novartis will have the right to commercialize the Products on a worldwide basis in the Primary Fields and the option to obtain rights to commercialize Products on a worldwide basis in the ID Field, subject to Anadys' option to co-promote the Product in the Primary Fields in the United States; and

            WHEREAS, the Parties acknowledge that the primary objective of the collaboration will be to develop the Lead Compound as [...***...] with [...***...] for the treatment of hepatitis C infected patients with such Product meeting the specifications of the Target Product Profile (as defined below).

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows.

1.    DEFINITIONS AND INTERPRETATION

      1.1 DEFINITIONS. Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

      "ACCOUNTING STANDARDS" means, with respect to Anadys, US GAAP (United States Generally Accepted Accounting Principles) and, with respect to Novartis, IFRS (International Financial Reporting Standards), in each case, as generally and consistently applied throughout such Party's organization.

      "AFFILIATE" means, in relation to a Party, any entity or person that controls, is controlled by, or is under common control with that Party; provided, however, [...***...]. For the purpose of this definition, "control" shall mean direct or indirect ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the

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      case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity, or any other arrangement whereby the entity or person has the power to elect a majority of the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

      "ALLIANCE MANAGER" shall have the meaning set out in Clause 4.1.

      "ANADYS COMPOUNDS" means (a) ANA975 Compound [...***...], (b) the compounds identified in Exhibit A ([...***...]); and (c) any other compounds that [...***...] and owned or controlled by Anadys or its Affiliates as of the Effective Date or thereafter during the term of this Agreement ([...***...] of [...***...]). [...***...].

      "ANADYS KNOW-HOW" means any Know-How owned or controlled (including through a license with the right to sublicense to Novartis hereunder) by Anadys or its Affiliates as of the Effective Date or thereafter during the term of this Agreement relating to the Anadys Compounds and/or Products, their use, formulation, preparation or manufacture or which is necessary or useful for the development, manufacture, import, use or sale of the Anadys Compounds and/or Products.

      "ANADYS PATENTS" or "ANADYS PATENT RIGHTS" means the Patent Rights identified in Exhibits B-1 and B-2 and any other Patent Rights owned or controlled (including through a license with the right to sublicense to Novartis hereunder) by Anadys or its Affiliates as of the Effective Date or thereafter during the term of this Agreement having claims covering the Anadys Compounds and/ or Products, their use, formulation, preparation or manufacture or having claims which are necessary or useful for the development, manufacture, import, use or sale of the Anadys Compounds and/or Products.

      "ANADYS TECHNOLOGY" means the Anadys Know-How and Anadys Patent Rights.

      "ANADYS TLR7 COMPOUND" means a TLR7 Compound that is owned or controlled (including through a license with the right to sublicense to Novartis hereunder) by Anadys.

      "ANA380 COMPOUND" means the compound identified by the IUPAC name:
      [...***...], which is licensed from LG Life Sciences, Ltd. ("LG LIFE SCIENCES") to Anadys under the license agreement between LG Life Sciences and Anadys dated April 18, 2004 and the related Patent Rights and Know-How.

      "ANA975 COMPOUND" means the compound identified by the IUPAC name:
      [...***...].

      "CALENDAR QUARTER" shall mean the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

      "CHANGE OF CONTROL" means any of the following events: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the stock then outstanding of Anadys normally entitled to vote in elections of directors (other than as a result of a bona fide equity financing transaction with arm's length financial investors); (b) Anadys consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into Anadys, in either event pursuant to a transaction in which

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      more than fifty percent (50%) of the total voting power of the stock outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of Anadys preceding such consolidation or merger; or (c) Anadys conveys, transfers or leases all or substantially all of its assets to a Third Party.

      "CLAIMS" means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, legal costs and other expenses of any nature whatsoever and all costs and expenses incurred in connection therewith.

      "COLLABORATION TLR7 COMPOUND" means an Anadys TLR7 Compound or a Novartis TLR7 Compound that has been designated as an "Collaboration TLR7 Compound" in accordance with Clause 3.5.

      "COMMERCIALIZATION BUDGET" means the estimated Commercialization Costs for a particular year, as set forth in a Rolling Forecast.

      "COMMERCIALIZATION COSTS" means, with respect to the Lead Compound and corresponding Product, expenses and other costs incurred by or on behalf of a Party that are directly related to the sale, promotion, pre-marketing and marketing of such Lead Compound and Product in the US. Without limitation of the generality of the foregoing, Commercialization Costs shall include (a) all reasonable costs and expenses paid to Third Parties by the Parties or their Affiliates in respect of Product marketing efforts in the US, (b) the direct costs of internal sales and marketing personnel and field sales force (for the avoidance of doubt, excluding the costs of managerial, financial, legal and business development personnel) engaged in the sale, promotion, pre-marketing and marketing of such Product in the US, which will be accounted for based on a commercially reasonable methodology and rate to be agreed upon by the US JMC, with the same methodology and rate applying to both Parties, (c) the direct cost of each Party's managed care organization engaged in activities with respect to the Product in the US, (d) the cost of Commercialization Studies of such Product for the US market, and (e) the costs of samples of the Product and promotional materials supplied. For purposes of calculating Commercialization Costs, the costs of detailing sales calls will be allocated as a set amount based on the position of the Product in a sales call as established by the US JMC (e.g., first, second and third position details would represent [...***...]%,[...***...]% and [...***...]%, respectively, of the cost of the call), with the same cost per call applying to both Parties. No cost or expense item included in Commercialization Costs shall include any [...***...] (it being understood that any personnel costs that are based on a set rate will not be considered to include any [...***...]). In addition, to the extent the activities giving rise to any item of Commercialization Costs relate to, or are conducted for the benefit of, multiple products and one or more of such products are not Product or multiple territories and one of which is the US, then such item of expense shall be allocated on a pro rata basis among such Product and other product(s) or among the US and other territories based upon a methodology to be established by the US JMC and applied equally to both Parties.

      "COMMERCIALIZATION STUDY" means [...***...].

      "COMPETITIVE PRODUCT" means, in a country where a particular Product is being commercialized by or on behalf of Novartis (or its Affiliate or sublicensee), a product

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      being commercialized in such country by a Third Party (other than a sublicensee of Novartis and other than a Third Party commercializing or distributing Product on behalf Novartis, its Affiliates or sublicensees), which product is a preparation in final form containing [...***...], any compound that is [...***...] or any compound that is [...***...] of the foregoing, and which is [...***...] as the Product being commercialized by or on behalf of Novartis (or its Affiliate or sublicensee) in such country.

      "CONFIDENTIAL INFORMATION" means all Know-How and other proprietary information and data of a financial, commercial or technical nature which the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party, whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement.

      "CO-PROMOTION OPTION" means the option described in Clause 8.

      "CO-PROMOTION OPTION PERIOD" means the period from the completion of the final study report from the first Phase 3 Clinical Trial for the Product until [...***...] ([...***...])[...***...] after the [...***...] for the
      Product in the US; provided, however, that if the JDC determines that the Product is likely to receive priority review by the FDA (which determination of likelihood shall be made by the JDC [...***...] ([...***...])[...***...] prior to [...***...]), the Co-Promotion Option
      Period shall end [...***...] ([...***...])[...***...] prior to the
      [...***...].

      "CO-PROMOTION PERIOD" means the period, if any, commencing on the exercise of the Co-Promotion Option by Anadys and continuing for so long as the Parties co-promote the Product in the US for the Primary Fields in accordance with this Agreement.

      "DEVELOPMENT BUDGET" means the budget for the development activities to be undertaken by the Parties under the Development Plan.

      "DEVELOPMENT BUDGET CAP" means the agreed upon maximum Development Budget to be shared by the Parties for the initial[...***...] ([...***...]) year period following the Execution Date, subject to Clause 6.5.

      "DEVELOPMENT COSTS" means expenses and other costs incurred by or on behalf of a Party that are directly related to the development of the Lead Compound and corresponding Product in accordance with the Development Plan, including the costs of pre-clinical activities, DMPK, supply of clinical material, manufacturing scale-up, CMC and toxicology activities, clinical trials (including Development Studies), the preparation, collation and/or validation of data from clinical trials and the preparation of medical writing and publishing; provided that Development Costs shall exclude the cost of Commercialization Studies. Without limitation of the generality of the foregoing, Development Costs include:

      (a) direct project related expenses paid by a Party or its Affiliates to Third Parties and specifically identifiable and incurred to develop such Product, such expenses to have been recorded as income statement items in accordance with the Party's Accounting Standards and not including [...***...] amounts, [...***...] or [...***...];

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      (b) the direct and indirect costs of internal scientific, medical or technical personnel of a Party or its Affiliates (including [...***...] and other [...***...] (which are included in the [...***...]), but for the avoidance of doubt, not including the costs of [...***...],[...***...],[...***...],[...***...], or [...***...] and
      [...***...]) engaged in development of Product, which costs shall be determined based on the [...***...];

      (c) the cost of [...***...] and [...***...] of such Product, including costs for the [...***...] and/or [...***...] and [...***...] (any
      [...***...] by Anadys prior to the Effective Date will be [....***...]
      when [...***...] or [...***...], which costs shall not exceed
      $[...***...]);

      (d) the costs of filings to obtain Regulatory Approvals for such Product;

      (e) the costs of [...***...],[...***...],[...***...] and/or [...***...] of
      such Product at [...***...] and [...***...];

      (f) the costs of [...***...], [...***...], [...***...]and/or [...***...]
      of [...***...], Anadys Compounds to the extent required by Regulatory Authorities in connection with Regulatory Approval of Product; and

      (g) the costs for prosecuting, obtaining and maintaining the [...***...] pursuant Clause [...***...] and [...***...] and [...***...] of the costs for [...***...],[...***...] and [...***...] the [...***...] and
      [...***...] pursuant Clause [...***...].

      For purposes of clarification, effective as of the Effective Date, any and all of the foregoing costs and expenses incurred by or on behalf of either Party during the period from the Execution Date to the Effective Date shall be included as Development Costs for purposes of this Agreement (including, without limitation, Section 6.5) provided that such costs and expenses are incurred in accordance with the Development Plan mutually agreed upon by the Parties as of the Execution Date (including the Development Budget included therein).

      No cost or expense item included in Development Costs shall include any [...***...] or [...***...] (it being understood that [...***...]
      determined based on the [...***...] will not be considered to include any [...***...] or [...***...]). Without limiting the generality of the foregoing, in order to ensure that subcontracting to Affiliates does not result in unnecessary increases in Development Costs, the Parties agree that Development Costs for any activity subcontracted by either Party to its Affiliate shall be calculated in the same manner as if such activity were performed by the Party itself.

      "DEVELOPMENT PLAN" means the development plan setting out: (a) the activities to be undertaken by the Parties in connection with the development of the [...***...] Compound and corresponding Product (including [...***...],[...***...],[...***...] and [...***...],[...***...]
      and [...***...] to be used in any clinical trials to be undertaken by the Parties), which activities are relevant to obtaining Regulatory Approval in the [...***...], and the allocation of the activities between the Parties; and (b) the activities to be undertaken by Novartis in connection with the development of the [...***...] Compound and corresponding Product (including [...***...], [...***...], [...***...] and [...***...],
      [...***...] and [...***...] to be used in any clinical trials to be undertaken by the Parties), which activities are not relevant to obtaining Regulatory Approval in the [...***...] ([...***...]); and including, in each case, the Development Budget

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      with the estimated Development Costs for such activities. The portion of the Development Plan for all activities to be conducted up to initiation of the [...***...] (including the budget for such activities) has been agreed upon by the Parties as of the Execution Date, subject to Clause
      4.2. A draft of the portion of the Development Plan for activities to be conducted from and after initiation of the [...***...] (including the budget for such activities) has been agreed upon by the Parties as of the Execution Date, and such draft will be finalized by the JDC, and approved in writing by the JSC, within [...***...] ([...***...]) days of the Effective Date.

      "DEVELOPMENT STUDY" means a clinical study for a Product in a country commenced prior to or after receipt of Regulatory Approval of the corresponding NDA or MAA for such Product in such country that the JDC determines is intended to support or maintain a filing with a Regulatory Authority for such Product (e.g., to support expanded labeling for such Product, or to satisfy requirements imposed by Regulatory Authorities in connection with the Regulatory Approval).

      "EFFECTIVE DATE" means the date this Agreement enters into effect as determined in accordance with Clause 19.16.

      "ENCUMBRANCE" means any claim, charge, equitable interest, hypothecation, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right of pre-emption, right of first refusal or security interest of any kind.

      "FIRST COMMERCIAL SALE" means, with respect to a Product, the first arm's length sale to a Third Party for use or consumption of any such Product in a country after receipt of Regulatory Approval in such country or, if no such Regulatory Approval is required, the date upon which such Product is first commercially launched in such country.

      "FTE RATE" means [...***...] (consisting of a total of [...***...]), to be pro-rated on a daily basis if necessary ([...***...] to be [...***...] by [...***...] to produce the [...***...] consisting of [...***...]); such rate to exclude [...***...] activities and be restricted to [...***...]. For the avoidance of doubt, such rate shall include all [...***...].

      "FULLY BURDENED MANUFACTURING COSTS" shall have the meaning set forth in Exhibit C.

      "HBV FIELD" means the treatment, diagnosis or prevention of hepatitis B virus ("HBV").

      "HCV FIELD" means the treatment, diagnosis or prevention of hepatitis C virus ("HCV").

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

      "HSR FILING DATE" shall have the meaning set forth in Clause 19.16.

      "ID FIELD" means the treatment, diagnosis or prevention of infectious diseases outside of the Primary Fields.

      "IND" means an Investigational New Drug application in the US filed with the Food and Drug Administration (or any successor entity) ("FDA") or the corresponding application for the investigation of Products in any other country or group of countries, as defined in

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      the applicable laws and regulations and filed with the Regulatory
      Authority of a given country or group of countries.

      "JOINT DEVELOPMENT COMMITTEE" or "JDC" means the committee established as set out in Clause 4.4.

      "JOINT STEERING COMMITTEE" or "JSC" means the committee established as set out in Clause 4.2.

      "KNOW-HOW" means all technical information, know-how and data, including inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to formulations, compositions, products or their manufacture, development, registration, use or marketing or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, relevant to the development, manufacture, use or sale of and/or which may be useful in studying, testing, development, production or formulation of products, or intermediates for the synthesis thereof.

      "LEAD COMPOUND" means the Anadys Compound selected by the JSC for lead development in the Primary Fields in accordance with the Development Plan, which, as of the Effective Date, is the ANA975 Compound.

      "MAA" means an application for the authorization for marketing of a Product in any country or group of countries outside the United States, as defined in the applicable laws and regulations and filed with the Regulatory Authority of a given country or group of countries.

      "MILESTONES" means the milestones relating to the Product as set out in Clause 9.2.

      "MILESTONE PAYMENTS" means the payments due by Novartis to Anadys upon the achievement of the corresponding Milestones as set out in Clause 9.2.

      "NDA" means a New Drug Application in the United States for authorization for marketing of a Product, as defined in the applicable laws and regulations and filed with the FDA.

      "NET SALES" means the gross amounts invoiced by or on behalf of Novartis, its Affiliates and their respective sublicensees for sales of Products to Third Parties that are not affiliates or sublicensees of the selling party (unless such affiliate or sublicensee is the end user of such Product, in which case the amount billed therefor shall be deemed to be the amount that would be billed to a Third Party end user in an arm's-length transaction), less the following deductions, determined in accordance with [...***...], to the extent included in the [...***...] of any Product or otherwise directly paid or incurred by [...***...] with respect to the sale of such Product:

      (a) normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of the Product; (b) amounts repaid or credited by reasons of

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      defects, rejection, recalls, returns, rebates and allowances of goods or because of retroactive price reductions specifically identifiable to the Product; (c) chargebacks and other amounts paid on sale or dispensing of such Product; (d) amounts payable resulting from governmental, regulatory or agency mandated rebate programs; (e) tariffs, duties, excise, sales, value-added and other taxes (other than taxes based on income); (f) retroactive price reductions that are actually allowed or granted; (g) cash discounts actually granted for timely payment; (h) delayed ship order credits actually granted; (i) discounts actually granted pursuant to indigent patient programs and patient discount programs, including, without limitation, "Together Rx" and coupon discounts; (j) all freight, postage and insurance included in the invoice price; (k) amounts repaid or credited for uncollectible amounts on previously sold products; and (l) [...***...] in gross amounts invoiced for Products, [...***...] for [...***...] to [...***...] and [...***...] in [...***...] to [...***...]
      in [...***...] net sales of [...***...].

      All the foregoing as determined in accordance with [...***...], which are in accordance [...***...]. In no event shall any item of Commercialization Costs or Fully Burdened Manufacturing Costs be deducted in determining Net Sales under this Agreement.

      In the event the Product is sold in a finished dosage form containing an Anadys Compound in combination with one or more other active ingredients (a "COMBINATION PRODUCT"), the Net Sales of the Product, for the purposes of this Agreement, shall be determined by multiplying the Net Sales (as defined above) of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Product when sold separately in finished form and B is the weighted average sale price in that country of the other product(s) sold separately in finished form. In the event that such average sale price cannot be determined for both the Product and the other product(s) in combination, Net Sales for purposes of determining royalty payments shall be agreed by the Parties based on the relative value contributed by each component, such agreement shall not be unreasonably withheld.

      "NOVARTIS TLR7 COMPOUND" means a TLR7 Compound that is owned or controlled (including through a license) by Novartis.

      "PATENT RIGHTS" means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, and supplemental protection certificates and the like of any of the foregoing.

      "PHASE 2b CLINICAL TRIAL" means a controlled clinical study of the Product in human patients to evaluate its safety and efficacy in the proposed therapeutic indication at multiple doses and/or regimens, as more fully defined under the rules and regulations of the FDA (including in 21 C.F.R.
      Part 312.21(b), as amended and updated).

      "PHASE 2b HBV EFFICACY" means the occurrence of either of the following:
      (a) receipt of results of a Phase 2b Clinical Trial for the HBV indication of the Lead Compound using a [...***...] of the Lead Compound (or such other [...***...] as is selected by the JSC) demonstrating [...***...] and [...***...] into a [...***...] as determined by the JSC; or (b) a decision by the JSC to initiate a Phase 3 Clinical Trial of the Lead Compound in HBV patients based on the Target Product Profile.

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      "PHASE 2b HCV CLINICAL TRIAL" means a Phase 2b Clinical Trial in
      [...***...] with [...***...] for [...***...] (or other duration that the
      JSC agrees supports progression into a Phase 3 Clinical Trial), the trial protocol for which will be established by the JDC (or an appropriate committee established by the JDC) and approved by the JSC. For the avoidance of doubt, [...***...].

      "PHASE 2b HCV EFFICACY" means the occurrence of either of the following:
      (a) receipt of results of a Phase 2b HCV Clinical Trial using a [...***...] of the Lead Compound (or such other [...***...] as is selected by the JSC) demonstrating [...***...] and [...***...] into a [...***...]
      as determined by the JSC; or (b) a decision by the JSC to initiate a Phase 3 Clinical Trial of the Lead Compound in HCV patients based on the Target Product Profile.

      "PHASE 3 CLINICAL TRIAL" means a pivotal clinical study of a Product in patients which protocol is designed to establish efficacy and safety of such Product for the purpose of preparing and submitting a NDA to the FDA or a MAA to another Regulatory Authority.

      "PHASE 3 CONFIRMATION OF EFFICACY" means the occurrence of either of the following: (a) receipt of results of a Phase 3 Clinical Trial for the HCV indication of the Lead Compound using a [...***...] of the Lead Compound (or such other [...***...] as is selected by the JSC) demonstrating [...***...] and [...***...] sufficient as defined by the Development Plan to [...***...] and filing of an NDA or a MAA filing with the EMEA for the Lead Compound as determined by the JSC based on the Target Product Profile; or (b) a decision by the JSC to file an NDA or a MAA with the EMEA for the Lead Compound based on the Target Product Profile.

      "PRIMARY FIELDS" means the HCV Field and HBV Field. "PRIMARY FIELD" shall mean either the HCV Field or the HBV Field, as applicable.

      "PRODUCT" means a product incorporating or comprising the Lead Compound or any other Anadys Compound in finished dosage pharmaceutical form, including, in each case, all formulations and modes of administration thereof, the development, manufacture, sale or use of such Lead Compound or other Anadys Compound (a) would, but for the license granted hereunder, infringe the Anadys Patent Rights or (b) incorporates or embodies Anadys Know-How.

      "PRODUCT PROFIT" means Net Sales of Products by Novartis, its Affiliates and sublicensees in the US, less the following amounts: (a) the Fully Burdened Manufacturing Costs of Products sold in the US; (b) an amount equal to [...***...] percent ([...***...]%) of the [...***...] amount for
      [...***...]; and (c) the direct cost of each Party's Scientific Operations organization engaged in activities with respect to the Product in the US and each Party's medical education activities relating to the Product in the US. No cost item subject to inclusion in the calculation of Product Profits will be included more than once in calculating Product Profits.

      "PROOF OF CONCEPT - [...***...]" means the occurrence of either of the following: (a) receipt of results from the [...***...] of[...***...] - [...***...] for the [...***...] of the Lead Compound demonstrating a [...***...] in at least [...***...] of [...***...] or greater at
      [...***...] ([...***...])[...***...] (or such other [...***...]that is accepted by the JSC) and an acceptable [...***...] and [...***...] ([...***...])[...***...] as [...***...]; or (b) a

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      decision by the JSC to initiate the Phase 2b HCV Clinical Trial of the
      Lead Compound based on the Target Product Profile.

      "PROOF OF CONCEPT - [...***...]" means the occurrence of either of the following: (a) [...***...] of [...***...] from the [...***...] of
      [...***...] - [...***...] for the [...***...] of the Lead Compound
      demonstrating a [...***...] in at least [...***...] of [...***...] or greater at [...***...] ([...***...])[...***...] (or such other [...***...]
      that is accepted by the JSC) and a [...***...] that is [...***...] to the [...***...] and an acceptable clinical safety profile that [...***...] ([...***...])[...***...] as [...***...]; or (b) a decision by the JSC to initiate the Phase 2b HCV Clinical Trial of the Lead Compound based on the Target Product Profile.

      "PROOF OF CONCEPT TRIAL - [...***...]" means the proof of concept trial (designated as the [...***...] by [...***...] as of the Effective Date) that (a) consists of at least [...***...],[...***...], and (b) uses an [...***...] (or other [...***...] approved by the JDC) of the Lead Compound.

      "PROOF OF CONCEPT TRIAL - [...***...]" means a clinical trial undertaken pursuant to the Development Plan approved by the JDC that (a) consists of at least [...***...],[...***...], (b) [...***...] ([...***...]) for the
      [...***...] of [...***...] the [...***...] and [...***...], (c) includes a
      [...***...], and (d) [...***...] a [...***...] of the Lead Compound.

      "REGULATORY APPROVAL" means, with respect to a Product, any approval (including pricing approval), registration, license or authorization from a Regulatory Authority with respect to the manufacture, development, commercialization, sale, storage or transport of such Product in a country or other jurisdiction that is necessary to market and sell such Product in such country or jurisdiction.

      "REGULATORY AUTHORITY" means any governmental agency or authority responsible for granting Regulatory Approvals for Products, including the FDA, the European Medicines Agency (or any successor entity) ("EMEA") and any national regulatory authorities.

      "ROYALTY PAYMENTS" means the royalty due by Novartis to Anadys on Net Sales as set out in Clause 9.3.

      "SALES REPORT" means a written report or reports showing each of: (a) the [...***...] of each Product in each country in the world during the reporting period by Novartis and each Affiliate and sublicensee; (b) the number of Products sold in each country in the world during the reporting period by Novartis and each Affiliate and sublicensee, and if applicable, the average sale price during the reporting period for each Product in any Combination Product; (c) the royalties, payable in United States Dollars, which shall have accrued under Clause 9.3 in respect of such sales and the basis of calculating those royalties; (d) withholding taxes, if any, required by law to be deducted in respect of any such sales; and (e) the US Dollar and local currency Net Sales by country.

      "TARGET PRODUCT PROFILE" means the target product profile setting out the specifications for the Product to be developed under this Agreement as agreed to by the Parties as of the Effective Date. The JSC shall periodically (but at least annually) review and, as appropriate, update the Target Product Profile.

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      "TECHNOLOGY TRANSFER PERIOD" shall mean the period beginning on the
      Effective Date and ending [...***...] ([...***...])[...***...] thereafter
      (subject to extension as reasonably necessary and mutually agreed by the Parties).

      "THIRD PARTY" means any entity or person other than a Party or an Affiliate of a Party.

      "TLR7 COMPOUND" means a [...***...] whose [...***...] is as an [...***...]
      or [...***...] of the Toll-Like Receptor 7, but excluding the Anadys Compounds.

      "TLR7 DRUG CANDIDATE" has the meaning provided in Clause 3.5(a).

      "TLR7 OPTION PERIOD" means the period commencing on the Effective Date and continuing until the [...***...] of the Effective Date.

      "TLR7 PRODUCT" means a product incorporating or comprising a Collaboration TLR7 Compound in finished dosage pharmaceutical form, including, in each case, all formulations and modes of administration thereof.

      "US JMC" means the committee established as set out in Clause 4.5.

      "USD" or "US$" means the lawful currency of the United States.

      "VALID CLAIM" means a claim of an issued patent that has not expired or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) or a claim within a patent application that has not been revoked, cancelled, withdrawn, held invalid or abandoned and which has not been pending for more than [...***...] from the date of its first filing.

      1.2 INTERPRETATION. In this agreement unless otherwise specified:

      (a) "includes" and "including" shall mean includes and including without limitation;

      (b) a Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking;

      (c) a statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;

      (d) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

      (e) the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals and the Exhibits and attachments;

      (f) the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement; and

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      (g)   general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things.

2.    LICENSE

      2.1 ANADYS TECHNOLOGY LICENSE. Subject to the terms and conditions of this Agreement, Anadys hereby grants to Novartis an exclusive (even as to Anadys), worldwide, sub-licensable (subject to Clause 2.2), royalty-bearing license, under the Anadys Technology, (a) to develop, make, have made, use, sell, have sold, offer for sale and import the Anadys Compounds and Products in the Primary Fields and
            (b) to develop, make and have made the Anadys Compounds and Products in the ID Field (but without any right to sell or commercialize in the ID Field, subject to Clause 3.1). The exclusivity of the foregoing license to commercialize Products in the Primary Fields in the US is subject to the Co-Promotion Option of Anadys as set out in Clause 8. Anadys will not have any right to develop, make, have made, use, sell, have sold, offer for sale or import the Anadys Compounds or Products in any field, except under this Agreement, and will not license, directly or indirectly, any Third Party the right to perform any of the foregoing activities with respect to Anadys Compounds or Products in any field.

      2.2 SUBLICENSE RIGHTS. Novartis may sublicense the rights granted to it by Anadys under this Agreement at any time. However, in respect of the license to the Lead Compound in the Primary Fields, Novartis may only sublicense its rights (a) [...***...], (b) [...***...] (i) at
            Novartis' option after the [...***...] and the [...***...] (if any),
            (ii) during the [...***...] and [...***...] (if any) upon the prior written approval of Anadys (not to be unreasonably withheld or delayed) and subject to Clause 6.10 and 7.3, or (iii) at any time to Affiliates of Novartis. Novartis shall provide Anadys with written notice of the grant of any such sublicense within [...***...] ([...***...])[...***...] thereafter. Notwithstanding the foregoing, Novartis may sublicense the right to commercialize and distribute the Product based on the Lead Compound to [...***...] provided, however, that Novartis shall not (and shall not permit its Affiliates to) [...***...] with respect to [...***...] such Product or any Anadys Compound, nor include any [...***...] of [...***...] of the [...***...] without the prior written consent of Anadys. During the Co-Promotion Period, in the event Novartis plans to sublicense its right to commercialize and/or distribute the Product based on the Lead Compound to any other Third Party, Novartis shall provide written notice of such determination to Anadys and shall offer to Anadys substantially the same terms and conditions it plans to offer any such third party. Upon Anadys' written request made within [...***...] ([...***...])[...***...] after receipt of such notice, Novartis will grant Anadys a [...***...] ([...***...])[...***...] exclusive negotiation period during which the Parties will negotiate in a good faith attempt to agree to the sublicensing terms for the commercialization and/or distribution of the Product [...***...].

      2.3 DEVELOPMENT LICENSES. Each Party hereby grants to the other Party a non-exclusive, non-sublicensable (except to Affiliates) license to its Patent Rights and Know-How solely to the extent necessary to permit such other Party to

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            perform its responsibilities relating to the Anadys Compound or
            Product under the Development Plan during the term of this Agreement.

      2.4 RETAINED RIGHTS. Subject to the licenses granted to each Party and the other terms of the Agreement, Anadys will retain all other rights under the Anadys Technology that are not expressly granted to Novartis and Novartis will retain all rights to its Know-How and Patent Rights.

      2.5 DILIGENCE. Novartis shall use commercially reasonable efforts, [...***...] the usual practice [...***...] in pursuing the development, commercialization and marketing of [...***...] similar pharmaceutical products with similar market potential and at a similar stage in development, to develop, commercialize and market at least one Product in the HCV Field [...***...],[...***...],[...***...],[...***...],[...***...],
            [...***...] and [...***...]. Subject to compliance with the foregoing, the commercialization and marketing of Products shall be [...***...]. For the avoidance of doubt, [...***...] has [...***...]
            this [...***...] to [...***...], [...***...] or [...***...] of
            Products [...***...] the [...***...],[...***...] to [...***...] the
            [...***...].

3.    OPTION RIGHTS

      3.1 ID FIELD LICENSE OPTION. During the term of this Agreement, Novartis will have the exclusive option ("ID FIELD LICENSE OPTION") to obtain an exclusive (even as to Anadys), worldwide, royalty-bearing license, with the right to sublicense, under the Anadys Technology, to research, develop, make, have made, use, sell, have sold, offer for sale and import one or more Anadys Compounds and Products in the ID Field or, solely if Novartis selects a different Anadys Compound than the Lead Compound, in the HBV Field. Novartis may exercise the ID Field License Option with respect to one or more Anadys Compounds, at any time and from time to time during the term of this Agreement, by providing written notice of such exercise to Anadys. Upon exercise of the ID Field License Option, the Parties will negotiate in a good faith attempt to agree the terms and conditions for the license to the applicable Anadys Compound and corresponding Product. The Parties agree that the Co-Promotion Option shall not apply to such a license.

      3.2   DEFAULT FOR SUBSEQUENT INDICATIONS. If the proposed license under
            Section 3.1 is for the Lead Compound in an indication outside of the Primary Fields or for an Anadys Compound that has previously been optioned under the ID Field License Option in a subsequent indication and the Parties cannot agree on the terms and conditions of the applicable license within [...***...] ([...***...])[...***...] of Novartis' exercise of the ID Field License Option, Novartis will have the right to obtain (and Anadys will grant) the license to the applicable Anadys Compound and corresponding Product in the indication under the terms and conditions of this Agreement as are applicable to the Lead Compound and its corresponding Product; provided, however, that (a) Anadys will not obtain a Co-Promotion Option for the Product, (b) Novartis will conduct all development at its own expense, (c) Novartis will pay a royalty [...***...], and (d) no [...***...] on the [...***...]
            or [...***...] of the applicable Anadys Compound or Product. For the avoidance of doubt, the foregoing default position will not apply to an [...***...]

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            (other than the [...***...]) for [...***...] or for [...***...]
            being optioned for [...***...].

      3.3   ANA380 OPTION RIGHT.

      (a) [...***...], Anadys hereby grants to Novartis an exclusive option ("ANA380 OPTION") during the [...***...] ([...***...]) [...***...]
            period following the Effective Date ("ANA380 OPTION PERIOD") to [...***...] an [...***...] (or the [...***...] to [...***...] has
            [...***...],[...***...] license to [...***...] and [...***...] based on the [...***...] under the [...***...] and [...***...] of
            [...***...] including the [...***...]. Novartis may exercise the ANA380 Option [...***...].

      (b) It is understood by Novartis that as of the Effective Date, Anadys has the rights to the ANA380 Compound in all countries in the world, except the following: South Korea, North Korea, China, Taiwan, Hong Kong, Macao, Bangladesh, Bhutan, Nepal, India, Sri Lanka, Pakistan, Thailand, Laos, Myanmar, the Philippines, Vietnam, Indonesia, Singapore, Malaysia, Brunei and Cambodia. During the ANA380 Option Period, Anadys will [...***...] (excluding [...***...] and [...***...]) to the ANA380 Compound [...***...] in order to
            [...***...] Novartis, upon agreement between Novartis and Anadys, with [...***...]. In the event Anadys [...***...] (which [...***...]
            (but excluding [...***...] and [...***...]) without [...***...] or
            [...***...] with [...***...] and [...***...] that is acceptable to
            Novartis) to the ANA380 Compound from [...***...] within [...***...] of the Effective Date and Novartis decides to exercise its ANA380 Option, Novartis will [...***...] of [...***...] within [...***...]
            ([...***...]) [...***...] Anadys. In the event that Anadys [...***...] to the ANA380 Compound [...***...] within the [...***...] ([...***...])[...***...] period after the Effective Date and Novartis [...***...] the ANA380 Option with respect to [...***...], [...***...] to Novartis [...***...] of the [...***...]
            of [...***...] within [...***...] ([...***...])[...***...] of such
            [...***...], Novartis will have no [...***...] to [...***...] noted
            above, and the [...***...] Option (unless exercised as noted above) shall terminate as of such [...***...].

      (c) Upon Novartis' exercise of the ANA380 Option, the Parties will negotiate in a good faith attempt to agree commercially reasonable terms and conditions for the license described in sub-Clause (a). The Parties agree that [...***...] ($[...***...]) (or [...***...]
            ($[...***...]) where Novartis is exercising the ANA380 Option to [...***...] has [...***...] as of the Effective Date) [...***...]
            the [...***...] by Novartis for the ANA380 Option under this Clause will be [...***...] any [...***...] to be agreed by the Parties under the terms and conditions of such license (it being understood that if the [...***...] to [...***...] for such license is less than $[...***...], Anadys shall not be obligated to [...***...] of the [...***...] Novartis). In the event the Parties cannot agree on the terms and conditions within [...***...] of Novartis' exercise of the option, Anadys will have the right to discuss with Third Parties the licensing of the ANA380 Compound. However, for a period of [...***...] ([...***...])[...***...] after the end of such
            [...***...] period, Anadys shall not [...***...] with respect to the ANA380 Compound that provides such [...***...], than those [...***...]. If Anadys proposes [...***...] during such [...***...]
            ([...***...])[...***...]

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            period, Anadys will [...***...] and [...***...] with [...***...]
            ([...***...])[...***...] to review and [...***...] for the ANA380
            Compound. In connection therewith, Anadys shall [...***...] and [...***...] to the [...***...] to the [...***...] (it being understood that all of such [...***...] shall be [...***...] of Anadys for purposes of this Agreement). In the event that [...***...] to [...***...] to the ANA380 Compound [...***...],
            Anadys [...***...] with [...***...] on [...***...].

      3.4 OTHER FIELDS. In the event that Novartis wishes to develop and commercialize a particular Anadys Compound or Product for one or more disease indications outside of the Primary Fields and ID Field, Novartis may provide Anadys with written notice thereof, and the Parties will negotiate in good faith for up to [...***...] ([...***...]) [...***...]regarding the economic and other terms under which Anadys would grant such a license; [...***...].

      3.5   TLR7 OPTION.

      (a) During the [...***...] in respect of [...***...] and during the [...***...] (subject to sub-clause (f) after the [...***...]) in respect of [...***...], either Party (the "NOMINATING PARTY") may at any time propose an Anadys TLR7 Compound or Novartis TLR7 Compound, as applicable, to the other Party as a candidate for development in the Primary Fields under this Agreement (a "TLR7 DRUG CANDIDATE"). As promptly as practicable following such notice, the Nominating Party shall provide to the other Party such available preclinical data in such Party's possession regarding such TLR7 Drug Candidate as is reasonably necessary to enable the other Party to evaluate such TLR7 Drug Candidate. For the avoidance of doubt, neither Party is obligated to nominate any TLR7 Compound for development under this Agreement and, after the [...***...], Novartis may [...***...] of any Novartis TLR7 Compound not included in this Agreement in the Primary Fields by itself or with any Third Party(ies).

      (b) In the event Novartis proposes a TLR7 Drug Candidate as the Nominating Party during the TLR7 Option Period, Novartis may, at any time upon written notice to Anadys, designate such TLR7 Drug Candidate as a Collaboration TLR7 Compound.

      (c) In the event Anadys proposes a TLR7 Drug Candidate as the Nominating Party under Clause 3.5(a), Novartis shall have [...***...] ([...***...]) [...***...] after the date upon which Anadys provides to Novartis the data relating to such TLR7 Drug Candidate under Clause 3.5(a) to notify Anadys in writing whether it wishes to designate such TLR7 Drug Candidate as a Collaboration TLR7 Compound for purposes of this Agreement. If Novartis does not designate a TLR7 Drug Candidate proposed by Anadys as the Nominating Party as a Collaboration TLR7 Compound, then after the expiration of the TLR7 Option Period, the provisions of sub-clause (f) shall apply with respect to such TLR7 Drug Candidate.

      (d) Promptly following the designation of an Anadys TLR7 Compound as a Collaboration TLR7 Compound, the Parties will negotiate in a good faith attempt to agree the terms and conditions for the license to such Collaboration TLR7 Compound and corresponding TLR7 Product (which may include co-promotion

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            rights for the US). If the Parties cannot agree on the terms and conditions of the applicable license, Novartis will have the right to obtain (and Anadys will grant) the license to such Collaboration TLR7 Compound and corresponding TLR7 Product in the Primary Fields on the same terms as this Agreement and the following economic terms:

            (i)   [...***...];

            (ii) Anadys will share the development and commercialization costs for such TLR7 Product in accordance with the provisions of this Agreement relevant to the Lead Compound and corresponding Product;

            (iii) Milestone Payment obligations as set forth in Clause 9.2, subject to the provisions of Clauses 9 and 10; [...***...];
                  and

            (iv)  [...***...].

            For purposes of this Clause 3.5(d), all defined terms and all Clauses referenced above shall be construed as though references to "Products" in the applicable definition (or in the definition of defined terms used therein) or Clause were references to "TLR7 Products."

            In the event the Parties cannot agree on the terms and conditions of the applicable license and Novartis does not elect to obtain the license on the foregoing terms, then after [...***...], the provisions of sub-clause (f) shall apply with respect to such TLR7 Drug Candidate.

      (e) Promptly following the designation of a Novartis TLR7 Compound as a Collaboration TLR7 Compound, Novartis will have the right to develop and commercialize such Collaboration TLR7 Compound and corresponding TLR7 Product in the Primary Fields, and Anadys may select either of the following options, in its discretion:

            (i) Anadys will bear a share of Development Costs with respect to such Collaboration TLR7 Compound in accordance with Clause 6.5, in which case Novartis shall pay royalties to Anadys on Net Sales of the corresponding TLR7 Product in the Primary Fields at the following rates:

                  (1)   [...***...]% of aggregate annual Net Sales in the US;
                        and

                  (2) [...***...]% of aggregate annual Net Sales outside of the US.

            Any such royalty payable by Novartis to Anadys under this Clause 3.5(e)(i) will be subject to the provisions of Clauses 9 and 10, except that it will continue in effect until the earlier of (x) [...***...], and (y) the [...***...] pursuant to Clause [...***...]
            or [...***...]; or

            (ii) Anadys will [...***...] with respect to such Collaboration TLR7 Compound, in which case Novartis shall pay royalties to Anadys on Net

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                  Sales of the corresponding TLR7 Product in the Primary Fields at the following rates:

                        (1) [...***...]% of aggregate annual Net Sales in the US; and

                        (2) [...***...]% of aggregate annual Net Sales outside of the US; and

            Any such royalty payable by Novartis to Anadys under this Clause 3.5(e)(ii) will be subject to the provisions of Clauses 9 and 10, except that it will continue in effect until the earlier of (x) [...***...], and (y) the [...***...] by [...***...] pursuant to
            [...***...] or [...***...]; provided, however, that [...***...] will
            [...***...] this [...***...] there [...***...] been a [...***...] of a [...***...] on an [...***...] this [...***...].

            For the avoidance of doubt, no Milestone Payments shall be payable, and there will be no co-promotion rights, with respect to TLR7 Products incorporating or comprising a Novartis TLR7 Compound. For purposes of this Clause 3.5(e), all defined terms and all Clauses referenced above shall be construed as though references to "Products" in the applicable definition (or in the definition of defined terms used therein) or Clause were references to "TLR7 Products."

      (f) In the event that Anadys wishes to pursue development in the Primary Field(s) of a TLR7 Drug Candidate that is not designated a Collaboration TLR7 Compound under sub-clause (c) or a Collaboration TLR7 Compound that the Parties do not jointly develop as described in Clause (d), Anadys may pursue the development of such Anadys TLR7 Compound in the Primary Field(s) itself or in connection with Third Parties [...***...] of the [...***...]. However, in the event that Anadys decides to develop or enter into a license or other arrangement in respect of development and/or commercialization of such Anadys TLR7 Compound in the Primary Field(s) with a Third Party, [...***...] will [...***...] and, upon [...***...] to
            [...***...] delivered within [...***...] ([...***...])[...***...] of such [...***...]by [...***...], the [...***...] will enter into
            [...***...] in a good faith attempt to [...***...] and [...***...]
            for a [...***...] to such [...***...] TLR7 Compound in the [...***...] Fields (unless the [...***...] have already [...***...]
            to [...***...] to the [...***...] and [...***...] in [...***...]
            with [...***...] ([...***...])). In the [...***...] the [...***...]
            on the terms and conditions [...***...] of [...***...] notice (or where the [...***...] to [...***...] to the terms and conditions in [...***...] with [...***...] ([...***...])),[...***...] will have the [...***...] to [...***...] with [...***...] the [...***...]or
            [...***...] of such [...***...] TLR7 Compound in the [...***...]
            Fields. However, [...***...] the [...***...] of [...***...] into
            [...***...] with [...***...] with [...***...] to [...***...] of
            [...***...] in the [...***...] that [...***...] with [...***...] and
            [...***...] as [...***...] than [...***...]. If [...***...] into
            [...***...] on [...***...] will [...***...]such [...***...] and
            [...***...] to [...***...] and [...***...] with [...***...]
            ([...***...])[...***...] and [...***...] and [...***...]for
            [...***...]. In connection therewith, [...***...] shall [...***...]
            with [...***...] and information relating to such [...***...] TLR7 Compound to the [...***...] to [...***...] (it being understood that all of such data and information shall be deemed Confidential Information of Anadys for purposes of

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            this Agreement). In the event that [...***...] to [...***...] a
            [...***...] to such TLR7 Compound [...***...] and [...***...],
            Anadys [...***...] the [...***...] to [...***...] the [...***...]
            with [...***...] on [...***...].

      3.6   [...***...]. During the [...***...],[...***...] will [...***...] its
            [...***...] for any TLR7 Compounds that it develops in the ID Field. During the [...***...], Anadys will provide to Novartis a description of each such TLR7 Compound that Anadys nominates for pre-clinical development, along with available supporting information in sufficient detail to allow Novartis to analyze the compound and evaluate its potential (it being understood that all of such information shall be deemed Confidential Information of Anadys for purposes of this Agreement). Upon Novartis' written request made within [...***...] ([...***...])[...***...] after receipt of such description and supporting information, [...***...] will [...***...] a [...***...] ([...***...]) [...***...] the [...***...] in
            [...***...] to [...***...] to an [...***...] for [...***...].

4.    GOVERNANCE

      4.1 ALLIANCE MANAGERS. Within fifteen (15) days of the Effective Date, each Party will appoint a senior representative having a general understanding of pharmaceutical development and commercialization issues to act as its alliance manager under this Agreement ("ALLIANCE MANAGER"). The Alliance Managers will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration within and among the Joint Steering Committee and the sub-committees (JDC and US JMC) and between the Parties; providing single point communication for seeking consensus both internally within the respective Party's organization and together regarding key global strategy and planning issues, as appropriate, including facilitating review of external corporate communications; and raising cross-Party and/or cross-functional disputes to the JSC in a timely manner. Each Party may replace its Alliance Manager on written notice to the other Party.

      4.2   JOINT STEERING COMMITTEE.

      (a) The Parties will establish a Joint Steering Committee, composed of two senior executives of Anadys and two senior executives of Novartis (each of which senior executives shall have a general understanding of pharmaceutical development and commercialization issues) and each Party's Alliance Manager.

      (b) Within [...***...] ([...***...]) days of the Effective Date, each Party will designate its initial members to serve on the JSC and notify the other Party of the dates of availability for the first meeting of the JSC. Each Party may replace its representatives on the JSC on written notice to the other Party.

      (c) The JSC will: (i) oversee the collaborative activities of the Parties under this Agreement; (ii) review the efforts of the Parties in performing their respective development activities hereunder;
            (iii) review and approve recommendations made by the JDC regarding proposed amendments to the Development Plan, except as otherwise provided in this Agreement; (iv) as necessary or appropriate, establish additional joint subcommittees and delegate responsibilities to such joint

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            subcommittees; and (v) consider and act upon such other matters as specified in this Agreement. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend JSC meetings in a non-voting capacity. Novartis shall appoint one of its representatives on the JSC to act as chairperson of the JSC. The chairperson shall set agendas for JSC meetings, provided that the agendas will include any matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing draft minutes of each JSC meeting, which draft minutes shall be subject to review and approval by all JSC members.

      (d) The JSC will also be responsible for resolving disputes that may arise between the Parties or among the Parties' respective representatives on the JDC. Decisions of the JSC shall be made by unanimous vote, with each Party's representatives to the JSC collectively having one vote. In the event of a disagreement among the JSC, the matter shall be referred to the [...***...] (or a designee with similar authority to resolve such dispute) and the Chief Executive Officer of Anadys, who shall attempt in good faith to resolve such disagreement. If they [...***...] such [...***...] within [...***...] ([...***...]) [...***...] of the matter being referred to them, then the [...***...] and/or [...***...] of [...***...] shall be [...***...] in [...***...] will [...***...]
            with [...***...] to [...***...] and [...***...] to [...***...] in
            [...***...] its [...***...]. [...***...]in [...***...] in
            [...***...] its [...***...] the [...***...]:

            (i)   to modify or amend the terms and conditions of this Agreement;

            (ii) to modify or amend the Development Plan in any manner that would [...***...] to [...***...] of [...***...] percent
                  ([...***...]%)[...***...] in [...***...];

            (iii) to delay materially (whether by material modification of the
                  Development Plan or otherwise) the conduct of the activities to be conducted up to initiation of the Phase 2B HCV Clinical Trial as set forth in the initial Development Plan as of the Effective Date, unless the delay is as a result of [...***...] the Lead Compound [...***...] a [...***...] with respect to the Lead Compound that [...***...] and [...***...] under the Development Plan or other [...***...] that [...***...] and [...***...] under the Development Plan;

            (iv)  to [...***...] the standards set out in the [...***...]; or

            (v) to determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

      4.3 MEETINGS OF THE JOINT STEERING COMMITTEE. The JSC shall meet quarterly and at such other times as the Parties may agree. The first meeting of the JSC shall be held as soon as reasonably practicable, but in no event later than [...***...] ([...***...]) days after the Effective Date. Meetings shall be held at such place or places as are mutually agreed or by teleconference or videoconference; provided, however, that there shall be at least one face-to-face meeting per calendar year.

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      4.4   JOINT DEVELOPMENT COMMITTEE. The Parties will establish a Joint
            Development Committee, with equal representation from both Parties, which shall oversee all development activities (including clinical development) with respect to the Lead Compound and corresponding Product in the Primary Fields during the term of this Agreement. Decisions of the JDC shall be made by unanimous vote, with each Party's representatives to the JDC collectively having one vote. Details regarding the composition of the JDC, meeting logistics and specific responsibilities of the JDC will be established by the JSC. Disputes within or issues that cannot be resolve by the JDC will be raised to the JSC for resolution. The JDC may appoint a joint project team, having an equal number of representatives of each Party, which will meet telephonically or in person at least once each month to review and direct day-to-day activities under the Development Plan. Notwithstanding the foregoing, each Party shall have the right to have its own internal project team, which will not include any representation by the other Party.

      4.5 US JOINT MARKETING COMMITTEE. In the event that Anadys exercises the Co-Promotion Option, the Parties will establish a Joint Marketing Committee for the US ("US JMC") during the Co-Promotion Period. The US JMC shall be the primary forum for Anadys to provide its input regarding commercial strategy with respect to the Product in the US for the Primary Fields; provided, however, that all marketing activities for the Products on a worldwide basis (including the US and including decisions by the US JMC) will be determined and controlled by Novartis, including the establishment of the pricing for the Product. Details regarding the composition of the US JMC and meeting logistics of the US JMC will be established by the JSC following successful exercise of the Co-Promotion Option.

      4.6 COSTS OF COMMITTEE PARTICIPATION. The Parties agree that the costs incurred by each Party in connection with its participation in JSC, JDC and US JMC meetings shall be borne solely by such Party and shall not be included in Development Costs, Commercialization Costs or Product Profit.

5.    DISCLOSURE OF ANADYS KNOW-HOW & TECHNOLOGY TRANSFER

      5.1 DISCLOSURE OF ANADYS KNOW-HOW. Within [...***...] ([...***...])[...***...] after the Effective Date, Anadys will disclose to Novartis or its designated Affiliate all Anadys Know-How (and any other information and documents known to Anadys relating to the Anadys Compounds or Products), which may be necessary or useful to Novartis to develop, manufacture, register, use or market the Anadys Compounds and Products and practice the licenses granted hereunder efficiently. As part of such disclosure, as soon as reasonably practicable, Anadys will disclose to Novartis all Anadys Know-How pertaining to the manufacture and development of the Anadys Compounds and Products, including manufacturing batch records, development reports, analytical results, raw material and excipient sourcing information, quality audit findings and any other relevant technical information. Anadys shall also cooperate and assist Novartis in [...***...] of the [...***...] agreements listed on Exhibit D hereto which Novartis, [...***...], deems useful and necessary to further its obligations under this Agreement. In the event of any such assignment, Novartis shall assume all

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            obligations and liabilities accruing under such assigned contract(s)
            from and after such assignment.

      5.2 TECHNOLOGY TRANSFER. During the Technology Transfer Period, Anadys shall provide to Novartis quantities of Anadys Compounds and/or Products that it has in its possession that the JDC determines to be necessary for Novartis to further its obligations under this Agreement, and the costs thereof shall be included in Development Costs. In connection with the Development Plan and during the Technology Transfer Period, Anadys will provide reasonable assistance to Novartis in connection with understanding and using the Anadys Know-How for purposes consistent with the Development Plan and the license granted to Novartis hereunder, including by [...***...] to [...***...] in [...***...] of the [...***...] the
            [...***...] and [...***...]. The costs of Anadys personnel providing such assistance shall be included as Development Costs, based on [...***...].

6.    DEVELOPMENT

      6.1 DEVELOPMENT PLAN. Each Party will use commercially reasonable efforts to perform its obligations under the Development Plan within the timeframes included in the Development Plan and within the Development Budget. The Development Plan (including the Development Budget) will be subject to amendment from time to time during the term of the Agreement as determined by the JDC and approved by the JSC ([...***...] for [...***...] which [...***...] within the
            [...***...] of [...***...]), subject to Section 4.2(d)(ii). The JDC will review the Development Plan (including the Development Budget) at least every Calendar Quarter. The JDC will also monitor the Parties' actual Development Costs versus the Development Budget and determine the necessary payments due to each Party to allocate Development Costs properly in accordance with Clause 6.5.

      6.2 PRE-PROOF OF CONCEPT. Prior to completion of the [...***...] of [...***...] - [...***...] of a Product incorporating the [...***...]
            Compound, Anadys and Novartis will be jointly responsible for implementing clinical development of such Product in the HCV Field in accordance with the Development Plan. During such period, Anadys will be the sponsor of any clinical trials commenced prior to the Effective Date and will retain liability for such trials and the activities related thereto. Notwithstanding the provisions of Clause 7.3, [...***...] bear the [...***...] for [...***...] and
            [...***...] or [...***...] prior to the [...***...] of the
            [...***...] of [...***...] for [...***...] in [...***...] or
            [...***...] for which [...***...] is listed as [...***...].
            [...***...] at [...***...] for [...***...] ([...***...])[...***...]
            to [...***...]. Anadys' obligations under this Clause shall not in any way relieve it from its obligations under Clause 5.

      6.3 POST-PROOF OF CONCEPT. After completion of the [...***...] of [...***...] - [...***...] of a Product incorporating the [...***...]
            Compound, Anadys and Novartis shall be jointly responsible for implementing clinical development of Products in the Primary Fields. Novartis will lead development, including clinical development, of the Lead Compound (in consultation with Anadys) and each Party will be responsible for the activities allocated to it under the Development

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            Plan. Novartis will be solely responsible for development activities relating to the commercialization of the Product [...***...], provided, however, that the costs associated with such development will be included in the Development Costs, subject to Section 6.5.

      6.4 REMAINING PRE-CLINICAL ACTIVITIES. Pre-clinical studies started prior to the Effective Date will be continued until completion by Anadys or the applicable Third Party, unless the JSC decides that Novartis should assume the completion of such studies. In accordance with the Development Plan, any pre-clinical studies managed by Anadys (other than the studies identified in Section 2 of the Development Plan) shall require the approval of the Novartis JDC members on the protocol and vendor selection. Novartis will lead the completion of any other pre-clinical activities remaining as of the Effective Date, unless otherwise stipulated in the Development Plan.

      6.5 DEVELOPMENT COSTS. The Development Costs for activities incurred from the Execution Date until expiration or termination of this Agreement pursuant to and in accordance with the Development Plan will be shared on an eighty and a half percent (80.5%) to Novartis and nineteen and a half percent (19.5%) to Anadys basis. During the [...***...] ([...***...])[...***...] period following the Effective
            Date, Anadys shall not be obligated to bear its portion of the Development Costs in excess of [...***...]% of the Development Budget Cap, unless the JDC determines in good faith that such additional costs are required to obtain Regulatory Approval of the Product in the US (including, without limitation, as a result of the failure of one or more of the development activities provided for in the Development Plan and the Development Budget Cap). Each Party will keep accurate records of its Development Costs and provide a report detailing its Development Costs to the other Party within [...***...] ([...***...])[...***...] of the end of each Calendar
            Quarter. Promptly following exchange of such reports, the JDC will reconcile the reports and determine the amount, if any, due from one Party to the other to result in the appropriate allocation of the Development Costs. The Party that is owed money as necessary to result in the sharing of the Development Costs as above will invoice the other Party, and such other Party will pay the invoiced amount within [...***...] ([...***...])[...***...] of its receipt of the invoice.

      6.6   LEAD COMPOUND REPLACEMENT.

      (a) During the term of this Agreement, the JSC may, at any time and from time to time, designate another Anadys Compound as the Lead Compound for the Primary Fields. In such event, the JDC will revise the Development Plan in good faith to include any required changes. Other than changes to the Development Plan, the provisions of this Agreement in respect of the Lead Compound shall continue to apply to the Parties. For the avoidance of doubt, no additional Milestone Payments shall be due for Milestones completed by previous Anadys Compounds for the same Primary Field and for which Novartis has previously paid the corresponding Milestone Payment.

      (b) In the event the JSC determines that the Lead Compound will not meet the Target Product Profile and does not designate a replacement as above, at Novartis'

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            request, the JDC will revise the Development Plan to provide for the activities necessary to advance the development of the Anadys Compound(s) that the JSC determines may meet the Target Product Profile in the Primary Fields. After the completion of such development activities, the JSC may select one of such Anadys Compounds as the Lead Compound if it deems appropriate.

      6.7   REGULATORY.

      (a) The JSC will approve the regulatory plans and strategies and the schedule for regulatory submissions set by the JDC. Anadys will provide Novartis with copies of any correspondence and documentation it has submitted to, or received from, any Regulatory Authority relating to the Anadys Compounds.

      (b) Promptly following the Execution Date, Anadys shall provide to Novartis an initial draft of the first IND for submission to the FDA for the Lead Compound ("FIRST IND"), and Novartis shall provide any initial comments to Anadys as promptly as practicable. Anadys shall provide its proposed final draft of the First IND for review and final comment by Novartis for at least [...***...] ([...***...])[...***...]. Anadys will consider in good faith Novartis' comments provided to Anadys pursuant to this Clause 6.7(b). Anadys will then file the First IND and provide a copy to Novartis, provided that Anadys shall not make such filing in the event that, prior to the date that is [...***...] ([...***...])[...***...]days after Anadys provides to Novartis its proposed final draft of the First IND, the JSC (or, if the Effective Date has not yet occurred, Novartis) determines in good faith that there is a significant deficiency in the First IND that is likely to have a material adverse effect on the timelines for first dosing in humans under the IND. For purposes of clarification, Novartis' right to review and comment on the First IND pursuant to this Clause 6.7(b) shall not be construed to grant to Novartis any right or license to the Anadys Technology, the Anadys Compounds or the Products, and any such right or license shall become effective only upon the occurrence of the Effective Date (if any).

      (c)   Within [...***...] ([...***...])[...***...] after achievement of
            [...***...], Anadys will transfer the First IND to Novartis or its designated Affiliate. Other than the First IND, all regulatory filings submitted in connection with obtaining Regulatory Approvals to test or market an Anadys Compound or Product, including all IND, MAA and NDA submissions and other regulatory filings relating to the Anadys Compounds and Products, shall be owned by, and submitted by and in the name of, Novartis, its Affiliates or its designees. Novartis shall be solely responsible for obtaining the Regulatory Approvals for Products throughout the world, the costs for which will be considered Development Costs, subject to Clause 6.5. Notwithstanding any other provision of this Agreement to the contrary, in no event shall [...***...] any regulatory filing or correspondence submitted (or proposed to be submitted) to, or received from, any Regulatory Authority with respect to any Anadys Compound or Product, nor shall Novartis permit any of its Affiliates or sublicensees to do any of the foregoing, [...***...].

      (d) At Anadys' request from time to time, Novartis will provide Anadys personnel with access to all regulatory files relating to Products and will provide Anadys with copies of INDs, NDAs and MAAs for Products.

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      (e)   Anadys shall fully cooperate with and provide reasonable assistance to Novartis in connection with filings to any Regulatory Authority relating to the Anadys Compounds or Products, including by executing any required documents, providing access to personnel and providing Novartis with copies of all reasonably required documentation.

      (f) To the extent required, Anadys shall grant or cause to be granted to Novartis and its Affiliates or sublicensees cross-reference rights to any relevant drug master files and other filings submitted by Anadys or its Affiliates with any Regulatory Authority with respect to any Anadys Compound or Product. Notwithstanding any other provision of this Agreement to the contrary, in no event shall [...***...] to be [...***...] to [...***...] any [...***...] to
            [...***...] or [...***...] by Anadys, Novartis, or any Affiliate or sublicensee of Novartis with respect to any Anadys Compound or Product, nor shall Novartis permit any of its Affiliates or sublicensees to do any of the foregoing, [...***...].

      (g) Novartis shall have the right to disclose the existence of, and the results from, any clinical trials conducted under this Agreement in accordance with its standard policies. Anadys shall have the right to disclose the existence of, and the results from, any clinical trials conducted under this Agreement upon prior review and approval by the JSC or as otherwise permitted by Clause 13.

      6.8 COMPLIANCE. Each Party agrees that in performing its obligations under the Development Plan (a) it shall comply with all applicable current international regulatory standards, including cGMP, cGLP, cGCP and other rules, regulations and requirements and (b) it will not employ or use any person that has been debarred under Section 306(a) or 306(b) of the U.S. Federal Food, Drug and Cosmetic Act.

      6.9 ASSISTANCE. Anadys shall disclose to Novartis such Anadys Know-How as is developed, obtained or possessed by Anadys or its Affiliates during the term of this Agreement and which may be necessary or useful to Novartis to develop, manufacture, register, use or market the Anadys Compounds and Products and practice the licenses granted hereunder. Novartis, its Affiliates and sublicensees shall use the Anadys Know-How disclosed by Anadys hereunder solely for the purpose of developing, manufacturing and commercializing Anadys Compound or Product in accordance with the terms of this Agreement, and Anadys shall at all times retain the right to practice or license such Anadys Know-How for any purpose other than as set forth in Clause
            12.2 and subject to the licenses granted to Novartis hereunder and the other terms and conditions of this Agreement.

      6.10 SUBCONTRACTING. Novartis may subcontract the performance of development activities with respect to the Product that are allocated as its obligation under the Development Plan (or are otherwise under Novartis' control) to Affiliates or Third Parties ([...***...]) at its discretion, upon the approval of the JDC. Anadys may subcontract the performance of development activities with respect to the Product that are allocated as its obligation under the Development Plan (or are otherwise under Anadys' control) to Affiliates or Third Parties only upon Novartis' prior written consent; provided, however, that such consent shall be deemed to have been granted with respect to subcontracting activities referred to

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            in Section 3 of the initial Development Plan; and provided, further, that if Novartis notifies Anadys through the JDC that it [...***...] the [...***...], Anadys may, in [...***...] as a [...***...] in
            [...***...] to a [...***...] (reasonably acceptable to Novartis) the [...***...] of the [...***...] in accordance with the specifications established by the JDC ([...***...] that [...***...] by [...***...]
            in [...***...] be [...***...] by [...***...] to [...***...] as
            [...***...] of the [...***...]).

7.    COMMERCIALIZATION

      7.1 COMMERCIALIZATION. Except for the opportunity for Anadys to provide input into the marketing activities during any Co-Promotion Period through the US JMC, Novartis will be solely responsible for all aspects of worldwide commercialization of the Products, including planning and implementation. Novartis will undertake such activities at its sole expense, except in the event Anadys co-promotes the Product in the US pursuant to the Co-Promotion Option.

      7.2 US JMC. During the Co-Promotion Option Period, Novartis shall consult with Anadys through the JSC and/or JDC regarding Novartis' commercialization planning and strategy in the US for the Product in the Primary Fields. In the event that Anadys exercises the Co-Promotion Option, during the Co-Promotion Period, Novartis will consult with Anadys through the US JMC regarding the commercialization planning and strategy in the US for the Product in the Primary Fields. Novartis will provide Anadys with an opportunity to comment on and discuss such matters and will give good faith consideration to Anadys' position in making decisions regarding commercialization planning and strategy; provided, however, that all such decisions will be at the sole discretion of Novartis.

      7.3 MANUFACTURING. Unless otherwise noted in this Agreement, Novartis will have the exclusive right to, and have the responsibility to, manufacture and supply (or to have manufactured and supplied) the Anadys Compounds and Products being developed or commercialized under this Agreement. Novartis may subcontract or sublicense the manufacture or supply of the Anadys Compounds or Products to Affiliates or Third Parties ([...***...]) at its discretion, without the consent of Anadys.

      7.4 MANUFACTURING ASSISTANCE. Anadys shall fully cooperate with and provide assistance to Novartis or its designee, through documentation, consultation, training and face-to-face meetings, to enable Novartis or its designee to proceed with manufacturing of the Anadys Compounds and the Products and to obtain all appropriate Regulatory Approvals for manufacturing (including qualification by the applicable Regulatory Authority of manufacturing sites). Novartis, its Affiliates and sublicensees shall use manufacturing technology and improvements disclosed by Anadys hereunder solely for the purpose of manufacturing Anadys Compound and Product in accordance with the terms of this Agreement, and Anadys shall at all times retain the right to practice or license such manufacturing technology or improvements for any purpose other than as set forth in Clause 12.2 and subject to the licenses granted to Novartis hereunder and the other terms and conditions of this Agreement. The costs of Anadys personnel providing

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            cooperation and assistance pursuant to this Clause 7.4 shall be included as Development Costs, based on the FTE Rate.

      7.5 PHARMACOVIGILANCE Prior to the First Commercial Sale of the Product under this Agreement, the Parties shall agree and implement a procedure for the mutual exchange of adverse event reports and safety information associated with the Product. Details of the operating procedure respecting such adverse event reports and safety information exchange shall be the subject of a mutually-agreed pharmacovigilance agreement between the Parties. Such pharmacovigilance agreement shall be implemented at a time sufficient to permit compliance with applicable Regulatory Authority guidelines and regulations.

8.    CO-PROMOTION OPTION

      8.1 CO-PROMOTION OPTION. During the Co-Promotion Option Period, Anadys will have the option ("CO-PROMOTION OPTION") to obtain the right to co-promote the Product solely in the US in the Primary Fields in accordance with this Clause and the terms and conditions of this Agreement. Anadys may exercise the Co-Promotion Option during the Co-Promotion Option Period by providing written notice of such exercise to Novartis and paying to Novartis thirty-five percent (35%) of any Commercialization Costs incurred by Novartis prior to the date Anadys exercises the Co-Promotion Option, whether incurred during, or prior to, the Initial Period (as defined below in Clause 8.4). Upon the request of Anadys during the Co-Promotion Option Period, Novartis will inform Anadys of the total Commercialization Costs incurred by Novartis up to such point in order to allow Anadys to exercise the Co-Promotion Option, and Anadys shall have the right to audit such Commercialization Costs in accordance with Clause 10.5 prior to the expiration of the Co-Promotion Option Period.

      8.2 PRE-LAUNCH. Upon exercise of the Co-Promotion Option, Anadys will establish, or will have established prior to such point, a commercial organization of appropriate size [...***...] sufficient to perform the required co-promotion activities, including, field based sales representatives that have experience levels and background equivalent to the Novartis sales organization and which meet any other reasonable requirements established by Novartis in consultation with the US JMC ("ANADYS SALES FORCE"), provided that in no event shall Anadys be obligated to have an Anadys Sales Force of more than [...***...] sales representatives at launch of the Product or within the [...***...] following launch without Anadys' prior written consent. Promptly following exercise of the Co-Promotion Option, the US JMC shall establish commercially reasonable parameters regarding the composition, qualifications and training of the Anadys Sales Force, which shall be the same standards required to be met by Novartis' sales force for the Product. Novartis shall provide to the Anadys Sales Force, at the facilities of Novartis or its designee, substantially the same Product specific training as Novartis provides to its own US sales force, subject to the last sentence of Clause 8.3. The Anadys Sales Force will be hired, trained and in territory at least [...***...] ([...***...])[...***...] prior to the planned launch date of the Product in the US. Anadys will have no right to sublicense the co-promotion right nor to use any contract service organization to conduct co-promotion activities, except that if Novartis or its Affiliate uses any contract sales force in

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

            the US to promote the Product, then Anadys may negotiate and agree to subcontract to the same contract sales force for purposes of its Product promotion activities as well.

      8.3 COMMERCIALIZATION COSTS. Subject to Clause 8.4, during the Co-Promotion Period, the Parties will share the Commercialization Costs for the Product in the US in the Primary Fields, with Anadys funding thirty-five percent (35%) of the Commercialization Costs and Novartis funding sixty-five percent (65%) of the Commercialization Costs. Each Party will keep accurate records of its Commercialization Costs and provide a report detailing its Commercialization Costs to the other Party within [...***...] ([...***...])[...***...]of the end of each [...***...] during the
            [...***...]. Promptly following exchange of such reports, the US JMC will reconcile the reports and determine the amount, if any, due from one Party to the other to result in the appropriate allocation of the Commercialization Costs. The Party that is owed money as necessary to result in the sharing of the Commercialization Costs as above will invoice the other Party, and such other Party will pay the invoiced amount within [...***...] ([...***...])[...***...] of its receipt of the invoice. For the avoidance of doubt, with respect to field sales force training, only Novartis' direct costs of providing Product-specific training to each Party's field sales force shall be included as Commercialization Costs.

      8.4 ESTIMATED COMMERCIALIZATION COSTS. Prior to the [...***...] preceding the planned launch of the Product [...***...], Novartis will provide to Anadys a good faith estimate (the "INITIAL FORECAST") of the planned Commercialization Costs for the period beginning [...***...] prior to such planned Product launch in the US and ending [...***...] after such planned launch (the "INITIAL PERIOD"). Annually thereafter, Novartis will provide a rolling [...***...] update (the "ROLLING FORECAST") of estimated Commercialization Costs on a year-by-year basis. The estimated Commercialization Costs for the Rolling Forecast will be set by Novartis and except for the Initial Period will not subject to a maximum cap amount; provided, however, that all estimates provided under this Clause 8.4 shall be prepared in good faith and consistent with Novartis' internal budget for such costs. In the event that aggregate Commercialization Costs incurred prior to the end of the Initial Period exceed [...***...] ($[...***...]), Anadys shall not be obligated to bear its portion of the Commercialization Costs in excess of [...***...] ($[...***...]). For each year of the
            Co-Promotion Period after the Initial Period, Anadys shall not be obligated to bear any portion of such Commercialization Costs in excess of [...***...] percent ([...***...]%) of the
            Commercialization Budget for such year as set forth in the most recent Rolling Forecast provided under this Clause 8.4. The Parties acknowledge and agree that, after delivery of the Initial Forecast, the Parties may need to adjust the annual delivery date for Rolling Forecasts hereunder in order to be consistent with Novartis' internal fiscal planning processes and timelines. Accordingly, as promptly as practicable following delivery of the Initial Forecast, the Parties shall mutually agree in good faith on the annual due date for Rolling Forecasts pursuant to this Clause 8.4.

      8.5 DETAILS. During the Co-Promotion Period, Novartis will establish the number of details to target Product prescribers to be performed by each Party's field sales

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

            force in consultation with the US JMC. The costs associated with such details will be included in the Party's Commercialization Costs.

      8.6 PROMOTIONAL ACTIVITIES. Novartis, in consultation with the US JMC, shall establish the field force deployment, strategy, performance standards and training procedure and a written plan for Product commercialization activities in the US. Following establishment of such written plan, the Parties shall use commercially reasonable efforts to perform their respective activities in accordance with such plan, and each Party's Commercialization Costs shall be consistent with such plan. In addition, Novartis, in consultation with the US JMC, shall establish commercially reasonable standards required to be met by each Party's field sales force in connection with the promotion and sale of the Product. During the Co-Promotion Period, the Anadys Sales Force shall be required to meet the same performance standards as the Novartis field sales force. Each Party will cause its sales force and its other employees and agents to comply with all applicable laws, regulations and industry guidelines in connection with the promotion and sale of the Product. Neither Party shall make any false or misleading representations to customers or others regarding the other Party or its Affiliates or the Product and will not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Product that are not consistent with the applicable current package insert or other documentation accompanying or describing the Product, including the standard limited warranty and disclaimers of Novartis or any of its Affiliates, and that has been provided to Anadys. Neither Party shall make any negative statements about any other products of the other Party or any of its Affiliates in an effort to promote the Product.

      8.7 OUTSIDE CO-PROMOTION PERIOD. Outside of the Co-Promotion Period, (a) Novartis will conduct the commercialization in the US in the Primary Fields at its own expense; (b) Anadys will receive no Product Profits; and (c) Anadys will receive the royalty set out in this Agreement for sales of the Product [...***...].

      8.8 [...***...]. In the event that (a) [...***...] fails to establish an [...***...] that meets the parameters regarding its [...***...],[...***...] and [...***...] established pursuant to
            Clause [...***...], or (b) the [...***...] fails to meet the performance standards established pursuant to Clause [...***...] for [...***...] consecutive [...***...] (after receiving notice of its failure to meet such standard for the first of such [...***...]),[...***...] may [...***...] the [...***...] activities of [...***...] and the [...***...] shall [...***...].

9.    FINANCIAL PROVISIONS

      9.1 UPFRONT PAYMENT. Novartis shall pay to Anadys a one-time, non-refundable, non-creditable upfront payment of twenty million USD (US$20,000,000) within thirty (30) days following receipt by Novartis of an invoice in the form of Exhibit E from Anadys after the Effective Date.

      9.2 MILESTONE PAYMENTS. In consideration of the granting of the licenses and rights to Novartis hereunder, after the achievement of each of the following Milestones, Novartis shall make the corresponding one-time, non-refundable, non-creditable Milestone Payment with respect to the Lead Compound in the Primary Fields.

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      (a)   HCV Field Milestone Payments.

MILESTONE EVENT                                               PAYMENT DUE (USD)
                               CLINICAL MILESTONES
[...***...] of the IND in the                                    $10 MIllion
[...***...] that the [...***...]
[...***...]                                                      $[...***...]
[...***...]                                                      $[...***...]
[...***...]                                                      $[...***...]
[...***...]                                                      $[...***...]
                                FILING MILESTONES
[...***...]                                                      $[...***...]
                         REGULATORY APPROVAL MILESTONES
[...***...]                                                      $[...***...]
[...***...]                                                      $[...***...]
[...***...]                                                      $[...***...]
                          COMMERCIALIZATION MILESTONES
Upon the first occurrence of [...***...]                         $[...***...]
Upon the first occurrence of [...***...]                         $[...***...]
Upon the first occurrence of [...***...]                         $[...***...]
Upon the first occurrence of [...***...]                         $[...***...]
Upon the first occurrence of [...***...]                         $[...***...]
Upon the first occurrence of [...***...]                         $[...***...]

      * Subject to the provisions of Clause 6.7(b), the Parties acknowledge and agree that this Milestone may be triggered by an IND filing that occurs prior to the Effective Date; provided, however, that, for the avoidance of doubt, Novartis shall be under no obligation to pay any Milestone unless and until this Agreement becomes effective.

      (b)   HBV Field Milestone Payments.

MILESTONE EVENT                                               PAYMENT DUE (USD)
                               CLINICAL MILESTONE
[...***...]                                                      $[...***...]
                          REGULATORY APPROVAL MILESTONE
[...***...]                                                      $[...***...]

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

      (c) For the avoidance of doubt: (i) each Milestone Payment shall be payable only on the first occurrence of the Milestone; (ii) none of the Milestone Payments shall be payable more than once; (iii) should the Lead Compound be replaced, no additional Milestone Payments shall be due for Milestones completed by the previous Lead Compounds for the same Primary Field; and (iv) if a Product achieves a particular clinical, filing or regulatory approval Milestone in a Primary Field but the Milestone Payment(s) for one or more preceding Milestone(s) in the same Primary Field have not previously become due or been paid, then upon achievement of such Milestone, the previously-unpaid Milestone Payment(s) in such Primary Field shall be due and payable concurrently with the Milestone Payment for the achieved Milestone; provided, however, that in no event shall achievement of [...***...] trigger a Milestone Payment obligation for [...***...], but achievement of [...***...] shall trigger a Milestone Payment obligation for [...***...] (to the extent not previously triggered).

      9.3 ROYALTY PAYMENTS. In consideration of the granting of the licenses and rights to Novartis hereunder, Novartis will make royalty payments to Anadys on Net Sales of Products (subject to Clause 3.1 for the ID Field) by Novartis, its Affiliates and their respective sublicensees at the applicable rates set forth below. For the avoidance of doubt, royalties shall be payable only once with respect to the same unit of Product.

      (a) In the US (provided that Novartis will have no obligation to pay royalties on Net Sales of the Products in the Primary Fields in the US during the Co-Promotion Period):

  AGGREGATE ANNUAL NET SALES OF
        PRODUCTS IN THE US                             ROYALTY RATE
Less than or equal to $[...***...]                     [...***...]%
Over $[...***...]                                      [...***...]%

      (b)   Outside of the US:

    AGGREGATE ANNUAL NET SALES
  OF PRODUCTS OUTSIDE OF THE US                        ROYALTY RATE
Less than or equal to $[...***...]                     [...***...]%
Over $[...***...]                                      [...***...]%

      (c) For example, if Net Sales in a calendar year are $[...***...] in the US and $[...***...] outside of the US, the royalty on such Net Sales shall be equal to [...***...]% of $[...***...] and [...***...]% of
            $[...***...] for [...***...] and [...***...]% of $[...***...] and
            [...***...]% of $[...***...] for the sales outside of the US.

      (d) In any country in which the sale of a Product will not infringe a Valid Claim of the Anadys Patent Rights or the Joint Patent Rights, Novartis shall pay a royalty

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

            in respect of Anadys Know-How equal to [...***...] percent ([...***...]%) of the royalties set forth above of the Net Sales of such Product in such country for the Royalty Term as set out in Clause 10.2.

      9.4   THIRD PARTY OBLIGATIONS.

      (a) In the event that Novartis is required to obtain a license from a Third Party to Patent Rights that, in the absence of such license, would be infringed by the manufacture, use, import or sale of the Anadys Compound contained in a particular Product in a particular country, Novartis may deduct [...***...] percent ([...***...]%) of the royalties [...***...] actually [...***...] to such Third Party(ies) for such [...***...] in such [...***...] against the [...***...] due to [...***...] by [...***...] with respect to the
            [...***...] of such [...***...] in such [...***...]; provided, however, that in [...***...] shall the [...***...] due to [...***...] from [...***...] with respect to [...***...] of such
            [...***...] in such [...***...] be reduced by more than [...***...]
            percent ([...***...]%) in any [...***...]. Any amount that
            [...***...] is [...***...] to [...***...] that is reduced by the
            [...***...] on the [...***...] shall be carried [...***...] and
            [...***...] may deduct such [...***...] from [...***...] due to
            [...***...] for [...***...] in such [...***...] until the full amount that [...***...] was [...***...] to [...***...] is
            [...***...] .

      (b) Anadys shall remain responsible for the payment of royalty obligations, if any, due to Third Parties under any Anadys Technology which has been licensed to Anadys and is sublicensed to Novartis hereunder. All such payments shall be made promptly by Anadys. For the avoidance of doubt, any such payments made by Anadys will not be considered Commercialization Costs under this Agreement.

      (c) To the extent required under any license agreement pursuant to which a Third Party licenses intellectual property to a Party in respect of the Products, either Party may disclose to the Third Party information regarding the development status and Net Sales of the Products which are the subject of such license agreement; provided, however, that such disclosure is limited to the amount required under the license agreement and is subject to confidentiality undertakings with respect to the information at least as restrictive as the terms of this Agreement.

      9.5 COMPETITIVE PRODUCTS. In the event that the Net Sales of the Product in a country in any calendar year are reduced below a level of [...***...] percent ([...***...]%) as compared with the Net Sales of such Product in the preceding calendar year in such country and such reduction is due to the marketing or sale of a Competitive Product by a Third Party in such country, then the royalty rates applicable to Net Sales of such Product in such country thereafter for the remainder of the Royalty Term for such Product in such country shall be reduced by [...***...] percent ([...***...]%); provided, however, that if sales of such Competitive Product in such country subsequently cease, then there shall be no reduction in royalties for sales of such Product in such country occurring after cessation of sale of such Competitive Product. However, in no event will the royalties due to Anadys from Novartis with respect to the Net Sales of such Product in such country be reduced by more than [...***...] percent

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

            ([...***...]%) by operation of the reductions to which Novartis is entitled pursuant to this Clause and Clause 9.4 in the aggregate in any Calendar Quarter. In addition, in no event shall Novartis be entitled to any royalty reduction under this Clause 9.5 in any country where Novartis has taken a royalty reduction pursuant to Clause 9.3(d), and in no event shall Novartis be entitled to any royalty reduction under Clause 9.3(d) in any country where Novartis has taken a royalty reduction pursuant to this Clause 9.5. Any amount that Novartis is entitled to deduct that is reduced by the limitation on the deduction shall be carried forward and Novartis may deduct such amount from subsequent royalties due to Anadys for Net Sales in such country until the full amount that Novartis was entitled to deduct is deducted.

      9.6 CO-PROMOTION PRODUCT PROFITS. During the Co-Promotion Period, the Parties will share the Product Profits in the US in the Primary Fields, with Anadys receiving thirty-five percent (35%) of the Product Profit and Novartis receiving sixty-five percent (65%) of the Product Profit. Notwithstanding any co-promotion activities, Novartis shall book all sales of the Products. For the avoidance of doubt, during the Co-Promotion Period, Novartis will have no obligation to pay royalties on Net Sales of the Products in the US and the Commercialization Costs will be shared by the Parties as described in Clause 8; provided, however, that any commercialization and sales of the Product outside of the Primary Fields will be made solely by Novartis; for which a royalty will be paid to Anadys as determined pursuant to Clause 3.1 or 3.2.

10.   REPORTS AND PAYMENT TERMS

      10.1  PAYMENT TERMS.

      (a) Novartis shall provide Anadys with written notice of the achievement of each Milestone within [...***...] ([...***...])[...***...]after such achievement, other than Milestones that are based on a written determination by the JSC, which may be invoiced following such written determination. After receipt of such notice (if applicable), Anadys shall submit an invoice to Novartis substantially in the form of Exhibit E with respect to the corresponding Milestone Payment, provided that no such invoice shall be submitted prior to the Effective Date and Novartis shall not be obligated to pay any Milestone unless and until the Agreement becomes effective. Novartis shall make the Milestone Payment within [...***...] ([...***...])[...***...] after receipt of the invoice.

      (b)   Within [...***...] ([...***...])[...***...] after each Calendar
            Quarter during the term of this Agreement following the First Commercial Sale of a Product, Novartis will provide to Anadys the Sales Report. If Anadys has no comments on such report, Anadys shall submit an invoice to Novartis substantially in the form of Exhibit E with respect to such royalty amount. Novartis shall pay such royalty amount within [...***...] ([...***...])[...***...] after receipt of the invoice.

      (c) During the Co-Promotion Period, within [...***...] ([...***...])[...***...] after each Calendar Quarter, Novartis will provide to Anadys a written report showing the Product Profits for the Calendar Quarter, including the Net Sales and Product Profits, and the share of the Product Profits payable to Anadys. If Anadys has no

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

            comments on such report, Anadys shall submit an invoice to Novartis substantially in the form of Exhibit E with respect to the share of the Product Profits payable to Anadys. Novartis will pay such the amount of such share of the Product Profits within [...***...] ([...***...])[...***...] after receipt of the invoice.

      10.2 ROYALTY TERM. Royalties will be payable on a Product-by-Product and country-by-country basis until the later of (a) the expiration of the last to expire Valid Claim of the Anadys Patent Rights claiming the sale of such Product or the use for which the Product is being sold in such country and (b) [...***...] ([...***...]) from the First Commercial Sale of any such Product in such country ("ROYALTY TERM"). Following the Royalty Term on a Product-by-Product and country-by-country basis, Novartis' licenses with respect to such Product shall continue in effect, but become fully paid-up, royalty-free, non-exclusive, transferable, perpetual and irrevocable.

      10.3 CURRENCY. All payments under this Agreement shall be payable in US dollars. When conversion of payments from any foreign currency is required to be undertaken by Novartis, such conversion shall be made using Novartis' then-current standard exchange rate methodology as applied in its external reporting and consistent with Novartis' Accounting Standards.

      10.4 TAXES. Anadys will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by Novartis, Novartis will (a) deduct such taxes from the payment made to Anadys, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Anadys and certify its receipt by the taxing authority promptly following such payment.

      10.5  RECORDS AND AUDIT RIGHTS.

      (a) Each Party shall keep complete, true and accurate books and records in accordance with its Accounting Standards in sufficient detail for the other Party to determine the payments due and costs incurred under this Agreement, including the royalties, Development Costs and, during the Co-Promotion Period, Commercialization Costs. Each Party will keep such books and records for at least [...***...] ([...***...])[...***...] following the end of the fiscal year to which they pertain.

      (b) During the term of this Agreement and for three years thereafter, each Party ("AUDITING PARTY") shall have the right to appoint an independent, internationally recognized accounting firm ("AUDITOR") to audit the relevant records of the other Party and its Affiliates (and, in the case of Novartis, its sublicensees) which are authorized to sell Products or required to perform obligations of the Party pursuant to this Agreement ("AUDITED PARTY") to confirm Net Sales, royalties, Development Costs, Commercialization Costs, Product Profits and other payments for a period covering not more than the preceding three fiscal years; provided, however, that the Auditor is reasonably acceptable to the Audited Party and before beginning its audit, executes an undertaking reasonably acceptable to the Audited Party by which the Auditor shall keep confidential all information

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

            reviewed during such audit. The Auditor shall have the right to disclose to the Auditing Party its conclusions regarding the audit, which will remain Confidential Information of the Audited Party, subject to Clause 13.

      (c) The Audited Party shall make its records (and those of its Affiliates and sublicensees, as applicable) available for inspection by the Auditor during regular business hours at the facility(ies) of the Audited Party where such records are customarily kept, upon reasonable notice from the Auditing Party solely to verify the accuracy of the reports given, payments due and costs shared under this Agreement. Such audit right may only be exercised once per calendar year by the Auditing Party and only once with respect to records covering any specific fiscal year.

      (d) The Auditing Party shall bear the full cost of such audit, unless it discloses an underpayment of royalties or Product Profits or overbooking of costs by the Audited Party of more than [...***...] percent ([...***...]%) of the amount of royalties or costs due or incurred over the audited period, in which case, the Audited Party shall bear the full cost of such audit and shall promptly remit to the Auditing Party the amount of any underpayment of royalties or the amount due because of any overbooking of costs.

      10.6  INVOICING AND PAYMENT.

      (a) Each Party shall provide to the other Party an invoice for all amounts due to it under this Agreement substantially in the form set out in Exhibit E. Unless otherwise noted, payments on such invoices shall be made within [...***...] ([...***...])[...***...] of the
            Party's receipt of the applicable invoice.

      (b) Payments to each Party shall be made by electronic wire transfer of immediately available funds to the account of the Party, as designated in writing to the other Party.

      (c) For the avoidance of doubt, no payments shall become due and payable and neither Party will be obligated to reimburse the other Party for any costs incurred by the other Party under or in connection with this Agreement unless and until this Agreement becomes effective in accordance with Clause 19.16.

11.   INTELLECTUAL PROPERTY RIGHTS

      11.1  OWNERSHIP OF INVENTIONS.

      (a) All inventions arising from the Parties' activities under this Agreement, including patent applications and patents covering such inventions (collectively, "INVENTIONS"), made solely by employees or consultants of a Party shall be owned by such Party.

      (b) All Inventions made jointly by employees or consultants of both Parties shall be owned jointly by the Parties in equal shares.

      (c) Determination of inventorship shall be made in accordance with US patent laws.

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

      (d) Anadys' rights in any Inventions made under this Agreement and its interest in any Inventions owned jointly by the Parties shall be included in the Anadys Technology for purposes of this Agreement.

      (e) In the event of any disagreement between the Parties regarding the inventorship or ownership of any Invention, the parties shall refer such dispute to a neutral Third Party patent attorney or other appropriately qualified person who is neither a current or former employee or director of, nor a current or former consultant or outside counsel to, either Party and who is mutually agreed upon by the Parties.

      11.2  PATENT PROSECUTION.

      (a) The Anadys Patent Rights in existence as of the Effective Date are listed in Exhibits B-1 and B-2 hereto. The Parties shall update such Exhibits as appropriate (and at least once per Calendar Quarter) to add to Exhibit B-1 each Anadys Patent filed after the Effective Date that claims only Anadys Compound(s) or Product(s) and/or methods of manufacturing or using Anadys Compound(s) or Product(s) and to add to Exhibit B-2 each Anadys Patent filed after the Effective Date that, in addition to claiming Anadys Compound(s) or Product(s) and/or methods of manufacturing or using Anadys Compound(s) or Product(s), claims compound(s) or product(s) other than Anadys Compound(s) and Product(s) and/or methods of manufacturing or using such compound(s) or product(s). Upon either Party's request, the Parties shall discuss and consider in good faith filing separate Patent Rights for, on the one hand, claims that solely cover Anadys Compound(s) or Product(s) and/or methods of manufacturing or using Anadys Compound(s) or Product(s), and, on the other hand, claims that cover compound(s) or product(s) other than Anadys Compound(s) and Product(s) and/or methods of manufacturing or using such compound(s) or product(s).

      (b) For purposes of this Clause, "JOINT PRODUCT PATENTS" means the Patent Rights owned jointly by Anadys and Novartis that claim any Anadys Compound or Product or the manufacture or use of any Anadys Compound or Product under development or commercialization under this Agreement. "JOINT NON-PRODUCT PATENTS" means all Patent Rights owned jointly by Anadys and Novartis that are not Joint Product Patents.

      (c) Anadys will be solely responsible for filing, prosecuting and maintaining the Anadys Patent Rights listed in Exhibit B-2, with Novartis having the right to review and comment on drafts of substantive patent submissions with respect thereto. Anadys will keep Novartis regularly and fully informed of the status of such Anadys Patent Rights and provide copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith.

      (d) Novartis will be solely responsible for filing, prosecuting and maintaining any Patent Rights owned solely by Novartis at its own expense.

      (e) Novartis will be responsible for filing, prosecuting and maintaining the Anadys Patent Rights listed in Exhibit B-1 and the Joint Product Patents, with Anadys having the right to review and comment on drafts of substantive patent submissions with respect thereto. Novartis will keep Anadys regularly and fully

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

            informed of the status of such Anadys Patent Rights and Joint Product Patents and provide copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. Anadys will assist Novartis in connection with the prosecution and maintenance of such Anadys Patent Rights and Joint Product Patents, including by providing access to relevant persons and executing all required documentation. If a Patent Right that was initially a Joint Non-Product Patent subsequently becomes a Joint Product Patent, Novartis will take over responsibility for the filing, prosecution and maintenance of such Patent Right.

      (f) The JSC shall decide on a case-by-case basis which Party will be primarily responsible (the "RESPONSIBLE PARTY") for filing, prosecuting and maintaining Joint Non-Product Patents, and the other Party shall have the right to review and comment on drafts of substantive patent submissions with respect thereto. The Responsible Party will keep the other Party regularly and fully informed of the status of such Joint Non-Product Patents and provide copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. At the Responsible Party's reasonable request, the other Party will assist the Responsible Party in connection with the prosecution and maintenance of such Joint Non-Product Patents, including by providing access to relevant persons and executing all required documentation. The Parties will share equally the costs of filing, prosecuting and maintaining the Joint Non-Product Patents. If a Patent Right that was initially a Joint Product Patent subsequently becomes a Joint Non-Product Patent, the JSC shall decide which Party will be primarily responsible for filing, prosecuting and maintaining such Patent Right. In the event that the Responsible Party wishes to cease prosecution and/or maintenance of any Joint Non-Product Patent, or either Party does not wish to bear its share of costs with respect to a Joint Non-Product Patent, such Party shall provide the other Party with prompt written notice thereof, and the other Party shall have the right, in its discretion, to assume responsibility for such Joint Non-Product Patent (including the costs thereof), in which event such Joint Non-Product Patent will be assigned solely to the continuing Party, but the non-continuing Party and its Affiliates shall have a non-exclusive license under such Joint Non-Product Patent in perpetuity.

      (g) Novartis shall give timely notice to Anadys of any decision not to file applications for, or to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Anadys Patent Right or Joint Product Patent on a country-by-country basis and, in such case, shall permit Anadys, at its sole discretion and expense, to file or to continue prosecution or maintenance of such Anadys Patent Right or Joint Product Patent. If Anadys assumes responsibility for any Anadys Patent Right pursuant to this Clause, the license granted by Anadys to Novartis with respect to such Anadys Patent Right shall become non-exclusive. If Anadys assumes responsibility for any Joint Product Patent pursuant to this Clause, the Patent Right shall be deemed a Joint Non-Product Patent. Novartis will provide such notice at least [...***...] ([...***...])[...***...] prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent Right.

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      (h)   The Parties agree that Joint Product Patents shall be exclusively licensed to Novartis in accordance with the terms of this Agreement and neither Party will use, or license or assign to any Third Party, any rights to the Joint Product Patents without the other Party's prior written consent. The Parties agree that Joint Non-Product Patents shall be exclusively licensed to Novartis solely for the purpose of manufacturing, developing and commercializing Anadys Compounds and Products in accordance with the terms of this Agreement, but that each Party may use, or license to any Third Party, any rights to the Joint Non-Product Patents for any other purpose without the other Party's prior written consent, provided that neither Party shall assign to any Third Party its interest in any Joint Non-Product Patent without the other Party's prior written consent (not to be unreasonably withheld).

      (i) The Parties agree that the costs for filing, prosecuting and maintaining the Anadys Patent Rights listed in Exhibit B-1 (as amended from time to time) and the Joint Product Patents will be included as Development Costs for the purposes of this Agreement.

      (j) As requested by Anadys from time to time pursuant to Clause 11.2(e), the Parties shall discuss and consider in good faith not including claims regarding solely-owned Inventions of a Party with claims regarding jointly-owned Inventions in the same Patent Right filing. In addition, as requested by Anadys from time to time pursuant to Clause 11.2(e), the Parties shall discuss and consider in good faith filing and maintaining separate Patent Rights for, on the one hand, jointly-owned Inventions directed to the composition of matter, or the manufacture, use or sale, of any Anadys Compound or Product (collectively, "PRODUCT INVENTIONS"), and, on the other hand, jointly-owned Inventions that are not Product Inventions.

      11.3  PATENT INFRINGEMENT.

      (a) Each Party will promptly notify the other of any infringement by a Third Party of any Anadys Patent Rights, Joint Product Patents or Joint Non-Product Patents of which it becomes aware, including any "patent certification" filed by a Third Party FDA application which references the foregoing (collectively "THIRD PARTY INFRINGEMENT"). The Parties will consult with each other through the JSC to determine the response to any Third Party Infringement.

      (b) If the JSC fails to agree on a joint program of action, Novartis will have the first right to take any action in connection with the Third Party Infringement as it reasonably determines appropriate, and Anadys shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

      (c) If Novartis fails to bring an action or proceeding with respect to, or to terminate, infringement of any such Anadys Patent Right, Joint Product Patent or Joint Non-Product Patent (i) within [...***...] ([...***...]) days following the notice of alleged infringement or
            (ii) prior to [...***...] ([...***...]) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Anadys shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Novartis

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            shall have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided, however, that if Novartis notifies Anadys in writing prior to [...***...] ([...***...]) [...***...] before such time limit for the filing of any such action that Novartis intends to file such action before the time limit, then Novartis shall be obligated to file such action before the time limit, and Anadys will not have the right to bring and control such action.

      (d) In no event shall either Party, through any court action or proceeding, any settlement arrangement or any proceeding, filing or communication with any patent office, admit the invalidity of, or otherwise impair the other Party's rights in, any Patent Right owned by or jointly with the other Party, without the other Party's prior written consent.

      (e) At the request and expense of the Party controlling a Third Party Infringement action, the other Party shall provide reasonable assistance in connection therewith, including by executing any required documents and joining as a party to the action if required.

      (f) Any recoveries resulting from an action relating to a claim of Third Party Infringement (after payment of each Party's costs and expenses) will be retained by the Party that brought and controlled such action; provided, however, that any portion of such recovery (after payment of each Party's costs and expenses) that is attributable to lost profits with respect to Products shall be paid to or retained by Novartis, subject to a royalty payment to Anadys of [...***...]% of the amount that would be due if such amount were Net Sales under this Agreement.

      11.4 DEFENSE OF ACTIONS. In the event that a declaratory judgment or similar action alleging the invalidity or non-infringement of any of the Anadys Patent Rights, Joint Product Patents or Joint Non-Product Patents is initiated by any Third Party, each Party will promptly notify the other. The Parties will consult with each other through the JSC to determine the response to such claim. If the JSC fails to agree on a joint program of action, Novartis shall have the right to defend and control such action and, at Novartis' request and expense, Anadys shall provide reasonable assistance to Novartis in connection therewith, including by executing any required documents and joining as a party to the action if required. Novartis shall give Anadys timely notice of any proposed settlement of any such proceeding relating to an Anadys Patent Right, Joint Product Patent or Joint Non-Product Patent and shall not enter into such settlement admitting the invalidity of, or otherwise impairing Anadys' rights in, the Patent Rights without the prior written consent of Anadys.

      11.5 TRADEMARKS. Novartis shall have the right to brand the Products using Novartis related trademarks and trade names and any other trademarks and trade names it determines appropriate for the Product, which may vary by country or within a country ("PRODUCT MARKS"). Novartis shall own all rights in the Product Marks and register and maintain the Product Marks in the countries and regions it determines reasonably necessary. Notwithstanding the foregoing, and during the Co-Promotion Period and solely in the US, Novartis shall include on the Product packaging the Anadys name or logo ("ANADYS MARK") and a disclosure that the Product is licensed from Anadys in the manner and form as determined by the

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            JSC. In such event, Anadys will grant Novartis the non-exclusive, royalty-free right to use the Anadys Mark in connection with the foregoing. Anadys or an Affiliate of Anadys shall retain the ownership of the entire right, title and interest in and to the Anadys Mark, and all goodwill associated with or attached to the Anadys Mark arising out of the use thereof by Novartis, its Affiliates and sublicensees shall inure to the benefit of Anadys. Novartis agrees that it will not contest, oppose or challenge Anadys' ownership of the Anadys Mark. Novartis agrees that it will not at any time do or suffer to be done any act or thing that will in any way impair Anadys' ownership of or rights in and to the Anadys Mark or any registration thereof or that may depreciate the value of the Anadys Mark or the reputation of Anadys. Novartis agrees that in using Anadys Mark upon any Product packaging, labeling, advertising or promotional materials, it will not represent in any way that it has any right or title to the ownership of the Anadys Mark or the registration thereof. Novartis shall obtain the prior written approval of Anadys (not to be unreasonably withheld or delayed) of the form and manner in which the Anadys Mark will be used upon, in connection with, or in relation to, the Products, or any packaging, labels, containers, advertisements and other materials related thereto.

      11.6  DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT.

      (a) The Parties agree to cooperate in an effort to avoid loss of any Patent Rights which may otherwise be available to the Parties hereto under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 or comparable laws outside the US, including by executing any documents as may be reasonably required. In particular, the Parties shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country and region where applicable to the Anadys Patent Rights or Joint Product Patents. Anadys shall provide all reasonable assistance to Novartis, including permitting Novartis to proceed with applications for such in the name of Anadys, if so required.

      (b) The Parties shall cooperate in determining, if applicable, which of Anadys Patent Rights the Parties will attempt to extend, which determination shall be made by the JSC, except that Anadys will have sole discretion whether to permit the extension of any Anadys Patent Right listed in Exhibit B-2 (as amended from time to time).

      (c) Anadys shall provide reasonable assistance to Novartis, including by executing any required documents and providing any relevant patent information to Novartis, so that Novartis, as NDA or MAA applicant, may inform the FDA or other Regulatory Authority.

12.   EXCLUSIVITY

      12.1 NOVARTIS EXCLUSIVITY. During the term of this Agreement, Novartis shall not, directly or indirectly, engage in or have conducted on its behalf or for its benefit, any [...***...] or [...***...] activities with respect to: (a) for any therapeutic application, (i) the Anadys Compounds or (ii) compounds that are [...***...], or (b) in the Primary Fields, [...***...] of any Anadys Compound or [...***...];

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            except, in each case, for activities conducted pursuant to and in accordance with this agreement. During [...***...] and, if this Agreement is terminated by Novartis pursuant to Clause [...***...] prior to expiration of the [...***...], until the [...***...]of the expiration of the [...***...] and the [...***...] anniversary of the date of such termination, Novartis shall not, directly or indirectly, engage in or have conducted on its behalf or for its benefit, any [...***...] or [...***...] activities with respect to any [...***...] in the Primary Fields; except for activities conducted pursuant to and in accordance with this Agreement.

      12.2 ANADYS EXCLUSIVITY. During the term of this Agreement, Anadys shall not, directly or indirectly, engage in or have conducted on its behalf or for its benefit, any [...***...] or [...***...] activities with respect to: (a) for any therapeutic application, (i) the Anadys Compounds or (ii) compounds that are [...***...], or (b) in the Primary Fields, (i) any TLR7 Compound or (ii) [...***...] of any Anadys Compound or [...***...]; except, in each case, for activities conducted pursuant to and in accordance with this Agreement and subject to the terms of Clause 3.5(f) with respect to TLR7 Compounds after [...***...] of the [...***...].

      12.3  [...***...] For the purposes of this Clause 12, "[...***...]
            activities" means [...***...] in respect of the applicable compound and [...***...] activities with respect thereto. For the avoidance of doubt, notwithstanding this Clause 12 or any other provision of this Agreement, either Party [...***...] (a) [...***...] with respect to [...***...] as it determines appropriate, and (b) any [...***...] with respect to [...***...] (subject to Clause [...***...] with respect to [...***...]) as it deems appropriate.

13.   CONFIDENTIALITY

      13.1 DUTY OF CONFIDENCE. All Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party. The recipient Party may only use the Confidential Information for the purposes of this Agreement and pursuant to the rights granted to the recipient Party under this Agreement. Each Party shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as such recipient Party maintains its own confidential information. A recipient Party may only disclose Confidential Information of the other Party to employees, agents, contractors, consultants and advisers of the Party and its Affiliates and sublicensees and to Third Parties to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such persons and entities are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

      13.2 EXCEPTIONS. The mutual obligations under this Clause shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:

      (a) is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

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      (b)   was known to, or was otherwise in the possession of, the recipient
            Party or its Affiliates prior to the time of disclosure by the disclosing Party;

      (c) is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

      (d) is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its written records, without reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.

      13.3  AUTHORIZED DISCLOSURES.

      (a) In addition to disclosures allowed under Clause 13.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is necessary in the following instances:
            (i) filing or prosecuting Patent Rights as permitted by this Agreement; (ii) regulatory filings for Products such Party has a license or right to develop hereunder; (iii) prosecuting or defending litigation as permitted by this Agreement; and (iv) complying with applicable court orders or governmental regulations.

      (b) In the event Novartis or any of its Affiliates discloses Confidential Information to any Regulatory Authority to obtain Regulatory Approval for any Product and/or Anadys Compound, or discloses such information in connection with the filing of a patent application or the prosecution and maintenance of any patent, Novartis shall give written notice of such disclosure to Anadys, and, if requested, a copy of such disclosure, and shall obtain confidential treatment for such disclosure to the extent permitted by law or regulation.

      (c) In the event the recipient Party is required to disclose Confidential Information of the disclosing Party by law or in connection with bona fide legal process, such disclosure shall not be a breach of this Agreement; provided that the recipient Party (i) informs the disclosing Party as soon as reasonably practicable of the required disclosure, (ii) limits the disclosure to the required purpose, and (iii) at the disclosing Party's request and expense, assists in an attempt to object to or limit the required disclosure.

      (d) Notwithstanding any other provision of this Agreement to the contrary, in no event shall Novartis disclose any Confidential Information of Anadys to [...***...], nor shall Novartis permit any of its Affiliates to do so [...***...] to [...***...] to it in [...***...]. In addition, in no event shall Novartis or any of its Affiliates be obligated to disclose [...***...] of [...***...] to Anadys.

14.   TERM AND TERMINATION

      14.1 TERM. The term of this Agreement will commence upon the Effective Date and continue until the later of (a) the expiration of the last-to-expire Valid Claim of the Anadys Patent Rights and (b) the expiration of the last-to-expire Royalty Term, unless earlier terminated as permitted by the Agreement.

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      14.2  TERMINATION BY EITHER PARTY.

      (a) If either Novartis or Anadys are in material breach of any material obligation hereunder, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within [...***...] ([...***...]) [...***...] after such notice, the non-breaching Party shall have the right thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect; provided, however, that if such breach is capable of being cured, but cannot be cured within such [...***...] ([...***...])[...***...] period, and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable in the circumstances to cure such breach. Any termination by any Party under this Clause shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party.

      (b) Either Anadys or Novartis may terminate this Agreement without notice if the other Party becomes insolvent, makes or has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such Party (except for involuntary bankruptcy proceedings which are dismissed within [...***...] ([...***...]) [...***...]), or has a receiver or trustee appointed for substantially all of its property.

      14.3 TERMINATION BY NOVARTIS. Novartis may terminate this Agreement without cause at any time after the Effective Date on [...***...] ([...***...])[...***...] written notice to Anadys in its entirety or on a Product-by-Product or country-by-country basis; provided, however, that if Novartis terminates this Agreement without cause prior to the [...***...] of the Effective Date, Novartis will [...***...] the [...***...] the [...***...] the [...***...]. The
            Parties agree that [...***...] will [...***...], that the [...***...] the [...***...] will [...***...] the [...***...] the
            [...***...] for such [...***...] that the Parties shall [...***...]
            to [...***...] the [...***...]. Novartis will be under no obligation to [...***...] to the [...***...] are [...***...]. without limiting the generality of the foregoing, a [...***...] the [...***...] will [...***...]) of [...***...] prior to the date [...***...] of termination is provided and [...***...] be [...***...],[...***...]
            the [...***...].

      14.4 TERMINATION FOR FAILURE OF COMPOUND. Novartis may terminate this Agreement entirely, or on a compound-by-compound basis, at any time in the event that the [...***...] the [...***...] the [...***...] as
            [...***...].

      14.5 CHANGE OF CONTROL. In the event of a Change of Control of Anadys, Novartis may, by written notice to Anadys (or the successor entity) within [...***...] ([...***...])[...***...] after the Change of
            Control is effective, terminate Anadys' (or the successor entity's) interest and rights in the Development Plan, joint committees and/or Co-Promotion Option (or co-promotion activities) in the US, and otherwise maintain the Agreement in effect; provided, however, that Anadys (or the successor entity) will continue to fund its share of the Development Costs to the extent incurred in accordance with the Development Plan in effect as of the effective date of termination in accordance with the provisions of this Agreement, and Novartis shall not be obligated to disclose any Confidential Information

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            (other than such information as Novartis is obligated to disclose or make available pursuant to Clauses 9 and 10).

15.   EFFECT OF TERMINATION

      15.1 TERMINATION BY NOVARTIS FOR CAUSE. Upon termination of this Agreement by Novartis pursuant to Clause 14.2:

      (a) any licenses granted by Novartis to Anadys will terminate and revert to Novartis;

      (b) any licenses granted by Anadys to Novartis will remain in effect in accordance with their respective terms (including, without limitation, Clauses 9 and 10), provided, however, that [...***...];

      (c) Novartis will be entitled to seek any other available legal and/or equitable remedies against Anadys for harm suffered by Novartis as a result of the breach;

      (d) the Co-Promotion Option or any existing co-promotion rights of Anadys shall terminate, including any right to receive any portion of the Product Profits after such termination; and

      (e)   the provisions of Clause 2.5 shall survive such termination.

      15.2 TERMINATION BY ANADYS FOR BREACH OR BY NOVARTIS WITHOUT CAUSE OR FOR FAILURE OF COMPOUND. Upon termination of this Agreement by Anadys pursuant to Clause 14.2, or by Novartis pursuant to Clause 14.3 or Clause 14.4:

      (a) any licenses granted by either Party to the other will terminate and revert to the granting Party;

      (b) Novartis shall, and it hereby does, grant to Anadys a non-exclusive, worldwide, fully-paid, irrevocable and perpetual license, including the right to sublicense, under Novartis' interest in the Joint Product Patents, to develop, make, have made, use, sell, have sold, offer for sale and import Products;

      (c) Anadys will have a right of first negotiation, exercisable by written notice to Novartis at any time within [...***...] ([...***...]) [...***...]of such termination, to obtain a worldwide, exclusive, royalty-bearing license, with the right to sublicense, Under the Novartis Patent Rights and Joint Product Patents, to develop, make, have made, use, sell, have sold, offer for sale and import Products on commercially reasonable terms to be negotiated in good faith by the Parties for up to an additional [...***...] ([...***...]) [...***...] following exercise of such right of first negotiation;

      (d) any exclusive license granted to Anadys as described in the preceding sub-clause (c) will include the right to use clinical and regulatory data and information generated by Novartis for regulatory purposes relating to the Products;

      (e) any exclusive license agreement entered into as described in sub-clause (c) will provide for Novartis to transfer and assign to Anadys all of its right, title and interest in and to all US and foreign regulatory submissions and Regulatory

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            Approvals with respect to the Products and all drug master files and drug dossiers with respect to the Products (other than those related to manufacturing facilities); and

      (f) the provisions of Clauses 3.5(e) and 12.1 shall survive such termination in accordance with their respective terms.

      15.3 SURVIVAL. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the obligations pursuant to Clauses 10, 11.1, 11.2(f), 15 (including the additional Clauses that survive in accordance with the express terms of Clause 15), 17, 18.2 and 19 shall survive expiration or termination of this Agreement. The provisions of Clause 13 (Confidentiality) shall survive the termination or expiration of this Agreement for a period of ten (10) years.

16.   REPRESENTATIONS AND WARRANTIES

      16.1 REPRESENTATIONS AND WARRANTIES BY EACH PARTY. Each Party represents and warrants to the other that:

      (a) it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

      (b) it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

      (c) this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity); and

      (d) the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents, (ii) result in a breach of any agreement to which it is a party; or (iii) violate any law.

      16.2 REPRESENTATIONS AND WARRANTIES BY ANADYS. Anadys represents and warrants to Novartis as of the Execution Date that:

      (a) Exhibits B-1 and B-2 collectively set forth a complete and accurate list of all Anadys Patent Rights in existence as of the Effective Date;

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      (b)   Anadys is the sole and exclusive owner or exclusive licensee of all of the Anadys Patent Rights free from Encumbrances and is listed (or is in the process of becoming listed) in the records of the appropriate United States and/or foreign governmental agencies as the sole and exclusive owner of record or exclusive licensee for each registration, grant and application included in the Anadys Patent Rights;

      (c) Anadys has the right to grant to Novartis the licenses under the Anadys Technology that it purports to grant hereunder;

      (d) Anadys has the right to use and disclose and to enable Novartis to use and disclose (in each case under appropriate conditions of confidentiality) the Anadys Know-How free from Encumbrances (other than Encumbrances imposed by this Agreement);

      (e) to the knowledge of Anadys, the issued patents in the Anadys Patent Rights are valid and enforceable without any claims, challenges, oppositions, interference or other proceedings pending or threatened and Anadys has filed and prosecuted patent applications within the Anadys Patent Rights in good faith and complied with all duties of disclosure with respect thereto. In addition, to Anadys' knowledge, Anadys has not committed any act, or omitted to commit any act, that may cause the Anadys Patent Rights to expire prematurely or be declared invalid or unenforceable;

      (f) except to the extent not yet due, all necessary and material application, registration, maintenance and renewal fees in respect of the Anadys Patent Rights in existence as of the Effective Date have been paid and, except to the extent not yet due, all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining such Anadys Patent Rights;

      (g) Anadys has not granted, and will not grant during the term of this Agreement, any Third Party, including any academic organization or agency, any rights to the Anadys Compounds or Products;

      (h) to the best of Anadys' knowledge, the development, manufacture, use and sale of the Anadys Compounds do not infringe the patent rights or misappropriate the know-how of any Third Party, nor has Anadys received any written notice alleging such infringement;

      (i) Anadys has not initiated or been a party to any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating any Anadys Technology, nor have any such proceedings been threatened by Anadys in writing, nor does Anadys know of any valid basis for any such proceedings;

      (j) Anadys has obtained from all individuals who participated in any respect in the invention or authorship of any Anadys Technology effective assignments of all ownership rights of such individuals in such Anadys Technology, either pursuant to written agreement or by operation of law;

      (k) No officer or employee of Anadys is subject to any agreement with any other Third Party which requires such officer or employee to assign any interest in any Anadys Technology relating to the Anadys Compounds to any Third Party;

      (l) Anadys has taken all reasonable precautions to preserve the confidentiality of the Anadys Know-How; and

      (m)   as of the Execution Date, [...***...] the [...***...].

      16.3 COVENANTS OF ANADYS. Anadys covenants and agrees that it will not grant any interest in the Anadys Patent Rights or Anadys Know-How which is inconsistent with the terms and conditions of this Agreement, nor shall Anadys assign its right, title or interest in or to the Anadys Patent Rights to any Third Party.

      16.4 NO OTHER WARRANTIES. Except as otherwise expressly set forth in this agreement, each Party expressly disclaims any and all representations or warranties of any kind, either express or implied, including any warranties of merchantability or fitness for a particular purpose.

17.   INDEMNIFICATION AND LIABILITY

      17.1 INDEMNIFICATION BY ANADYS. Anadys shall indemnify and hold Novartis and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns, harmless from and against any Claims against Novartis or any of the foregoing persons arising or resulting from:

      (a) Anadys' actions in connection with the development or commercialization of the Anadys Compounds and/or Products under this Agreement;

      (b)   the negligence or willful misconduct of Anadys; or

      (c) the breach of any of the covenants, warranties and representations made by Anadys to Novartis under this Agreement.

            Anadys shall only be obliged to so indemnify and hold Novartis harmless to the extent that such Claims do not arise from the breach, negligence or willful misconduct of Novartis.

      17.2 INDEMNIFICATION BY NOVARTIS. Novartis shall indemnify and hold Anadys and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns, harmless from and against any Claims against Anadys or any of the foregoing persons arising or resulting from:

      (a) Novartis', its Affiliates' and its sublicensees' actions in connection with the development or commercialization of the Anadys Compounds and/or Products under this Agreement;

      (b)   the negligence or willful misconduct of Novartis; or

      (c) the breach of any of the covenants, warranties and representations made by Novartis to Anadys under this Agreement.

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                                       46

            Novartis shall only be obliged to so indemnify and hold Anadys harmless to the extent that such Claims do not arise from the breach, negligence or willful misconduct of Anadys.

      17.3  INDEMNIFICATION PROCEDURE.

      (a) A Party hereto or any of its Affiliates seeking indemnification hereunder ("INDEMNIFIED PARTY") shall notify the other Party ("INDEMNIFYING PARTY") in writing reasonably promptly after the assertion against the Indemnified Party of any claim or allegation by a Third Party ("THIRD PARTY CLAIM") in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

      (b) Subject to the provisions of sub-Clauses (d) and (e) below, the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim to assume the defense and handling of such Third Party Claim, at the Indemnifying Party's sole expense, in which case the provisions of sub-Clause (c) below shall govern.

      (c) The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party, at the request and expense of the Indemnifying Party, and shall be entitled to participate in the defense and handling of such Third Party Claim with its own counsel and at its own expense. Notwithstanding the foregoing, in the event the Indemnifying Party fails to conduct the defense and handling of any Third Party Claim in good faith after having assumed such, then the provisions of sub-Clause (e) below shall govern.

      (d) If the Indemnifying Party does not give written notice to the Indemnified Party, within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim, of the Indemnifying Party's election to assume the defense and handling of such Third Party Claim, the provisions of sub-Clause (e) below shall govern.

      (e) The Indemnified Party may, at the Indemnifying Party's expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party's request but at no expense to the Indemnified Party, and shall be entitled to participate in the defense and handling of such Third Party Claim with its own counsel and at its own expense.

      17.4 MITIGATION OF LOSS. Each Indemnified Party will take, and will procure that its Affiliates take, all such reasonable steps and action as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims under this Clause. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

      17.5 SPECIAL, INDIRECT AND OTHER LOSSES. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY ECONOMIC LOSS OR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A THIRD PARTY CLAIM.

      17.6 NO EXCLUSION. Neither Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or sub-contractors.

18.   PUBLICATIONS AND PUBLICITY

      18.1 PUBLICATIONS. Any proposed oral public disclosures or written publications of Anadys relating to a Product and/or Anadys Compound shall require the written consent of Novartis prior to their release; provided, that the foregoing shall not apply to information which is not of a scientific or technical nature and which is in the public domain or any public disclosures required by law or governmental regulation or by the rules of any recognized stock exchange or quotation system.

      18.2 PUBLICITY. Each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement without the prior written consent of the other Party, provided however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to law or governmental regulation or pursuant to the rules of any recognized stock exchange or quotation system and Novartis may issue press releases and other public statements as it deems appropriate in connection with the development and commercialization of Products under this Agreement. In the event of a disclosure required by law, governmental regulation or the rules of any recognized stock exchange or quotation system, the Parties shall coordinate with each other with respect to the timing, form and content of such required disclosure to the extent practicable under the circumstances, and, if so requested by the other Party, the

            Party subject to such obligation shall use commercially reasonable efforts to obtain an order protecting to the maximum extent possible the confidentiality of such provisions of this Agreement as reasonably requested by the other Party. If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required, as determined by the disclosing Party in consultation with its legal counsel.

19.   GENERAL PROVISIONS

      19.1 ASSIGNMENT. Neither Party may assign its rights and obligations under this Agreement without the other Party's prior written consent, except that (a) either Party may assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates without the consent of any other Party; and (b) either Party may assign this Agreement in its entirety to a successor to all or substantially all of its business (in the case of Anadys, subject to Novartis' rights under Clause 14.5). The assigning Party shall provide the other Party with prompt written notice of any such assignment. Any permitted assignee shall assume all obligations of its assignor under this Agreement, and no permitted assignment shall relieve the assignor of liability hereunder. Any attempted assignment in contravention of the foregoing shall be void.

      19.2 EXTENSION TO AFFILIATES. Each Party shall have the right to extend the rights and immunities granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and immunities. The Party extending the rights and immunities granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.

      19.3 SEVERABILITY. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

      19.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, USA, without giving effect to the conflicts of laws provision thereof.

      19.5 DISPUTE RESOLUTION. Any disputes between the Parties relating to this Agreement shall be subject to [...***...] and the Parties hereby waive any objection which they may have now or hereafter to the laying of venue of any proceedings in [...***...] and to any claim that such proceedings have been brought [...***...] and further agree that [...***...].

      19.6 FORCE MAJEURE. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder if such delay or nonperformance is caused by strike,

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

            stoppage of labor, lockout or other labor trouble, fire, flood, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by cause unavoidable or beyond the control of any Party hereto. In such event, the Party affected will use commercially reasonable efforts to resume performance of its obligations.

      19.7 WAIVERS AND AMENDMENTS. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

      19.8 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Anadys and Novartis, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

      19.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

      19.10 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by notice):

      If to Anadys:

            Anadys Pharmaceuticals, Inc.
            3115 Merryfield Row
            San Diego, CA  92121
            USA
            Attention: [...***...]
            Fax: [...***...]

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                                       50

      If to Novartis:

            Novartis International Pharmaceutical Ltd.
            "Hurst Holme", 12 Trott Road
            P.O. Box HM 2899
            Hamilton, HM LX
            Bermuda
            Attn: [...***...]
            Fax: [...***...]

      with a copy to:

            Novartis Pharma AG
            Lichtstrasse 35
            Post Office Box 4002
            Basel, Switzerland
            Attn: [...***...]
            Fax: [...***...]
            and

            Novartis Pharma AG
            Lichtstrasse 35
            Post Office Box 4002
            Basel,Switzerland
            Attn: [...***...]
            Fax: [...***...]

      19.11 FURTHER ASSURANCES. Novartis and Anadys hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

      19.12 COMPLIANCE WITH LAW. Each Party shall perform its obligations under this Agreement in accordance with all applicable laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any applicable law.

      19.13 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

      19.14 ENTIRE AGREEMENT. This Agreement, together with its Exhibits and the letter agreement between the parties dated of even date herewith pursuant to which the Parties have approved the initial Development Plan and Target Product Profile, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. In the

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

            event of any conflict between a substantive provision of this Agreement and any Exhibit hereto, the substantive provisions of this Agreement shall prevail.

      19.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      19.16 HSR FILING. Each of Novartis and Anadys agrees to prepare and make appropriate filings under the HSR Act relating to this Agreement and the transactions contemplated hereby as soon as reasonably practicable, but in any event within [...***...] ([...***...])[...***...]after the Execution Date (the "HSR FILING DATE"). The parties agree to cooperate in the antitrust clearance process and to furnish promptly to the FTC, the Antitrust Division of the Department of Justice and any other agency or authority, any information reasonably requested by them in connection with such filings. Other than the provisions of this Clause 19.16 and [...***...] and [...***...], the rights and obligations of the Parties under this Agreement shall not become effective until the waiting period provided by the HSR Act shall have terminated or expired without any action by any government agency or challenge to the transaction (the date of such termination or expiration shall be the "EFFECTIVE DATE" of this Agreement). Upon the occurrence of the Effective Date, all provisions of this Agreement shall become effective automatically without the need for further action by the Parties. In the event that antitrust clearance from the FTC and Antitrust Division of the Department of Justice [...***...] ([...***...])[...***...], or [...***...], this Agreement may be terminated by either Party. In the event a provision of this Agreement needs to be deleted or substantially revised in order to obtain regulatory clearance of this transaction, the parties will negotiate in good faith in accordance with Clause 19.3.

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                                       52

            IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

NOVARTIS INTERNATIONAL                 ANADYS PHARMACEUTICALS, INC.
PHARMACEUTICAL LTD.

By: /s/ Emil Block                     By: /s/ Kleanthis G. Xanthopolous, Ph.D.
    ----------------------------           -------------------------------------

Name: Emil Block                       Name: Kleanthis G. Xanthopolous, Ph.D.

Title: Member of the Board of          Title: President and CEO
       Directors



By: /s/ Wendy Wiseman
    ----------------------------

Name: Wendy Wiseman

Title: Account Manager

                                    EXHIBIT A

                                ANADYS COMPOUNDS

                                   [...***...]

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                                       54

                                  EXHIBIT B - 1

                                 ANADYS PATENTS

Patent Family A

                               PATENT APPLICATION
  COUNTRY          TITLE      NUMBER/PATENT NUMBER   FILING DATE     STATUS
-----------     -----------   --------------------   -----------   -----------
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]
[...***...]     [...***...]       [...***...]        [...***...]   [...***...]

                               PATENT APPLICATION
  COUNTRY          TITLE      NUMBER/PATENT NUMBER   FILING DATE     STATUS
-----------     -----------   --------------------   -----------   -----------
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]

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                                       55

                               PATENT APPLICATION
  COUNTRY          TITLE      NUMBER/PATENT NUMBER   FILING DATE     STATUS
-----------     -----------   --------------------   -----------   -----------
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]

                               PATENT APPLICATION
  COUNTRY          TITLE      NUMBER/PATENT NUMBER   FILING DATE     STATUS
-----------     -----------   --------------------   -----------   -----------
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]

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

Patent Family B

                               PATENT APPLICATION
  COUNTRY          TITLE      NUMBER/PATENT NUMBER   FILING DATE     STATUS
-----------     -----------   --------------------   -----------   -----------
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]

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

Patent Family C

                               PATENT APPLICATION
  COUNTRY          TITLE      NUMBER/PATENT NUMBER   FILING DATE     STATUS
-----------     -----------   --------------------   -----------   -----------
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]

                               PATENT APPLICATION
  COUNTRY          TITLE      NUMBER/PATENT NUMBER   FILING DATE     STATUS
-----------     -----------   --------------------   -----------   -----------
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]

*** Confidential Treatment Requested

                               PATENT APPLICATION
  COUNTRY          TITLE      NUMBER/PATENT NUMBER   FILING DATE     STATUS
-----------     -----------   --------------------   -----------   -----------
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]

*** Confidential Treatment Requested

                                   EXHIBIT B-2

                                 ANADYS PATENTS

Patent Family D

                               PATENT APPLICATION
  COUNTRY          TITLE      NUMBER/PATENT NUMBER   FILING DATE     STATUS
-----------     -----------   --------------------   -----------   -----------
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]
[...***...]     [...***...]        [...***...]       [...***...]   [...***...]

*** Confidential Treatment Requested

                                    EXHIBIT C

                       FULLY BURDENED MANUFACTURING COSTS

"Fully Burdened Manufacturing Costs" mean the total amount of the following:
[...***...], [...***...],[...***...] and [...***...]. All calculations hereunder will be made using, and all defined and undefined terms will be construed in accordance with, [...***...], consistently applied, and consistent with generally accepted methods for costing for similar products in the pharmaceutical industry. Notwithstanding any other provision of this [...***...] to the contrary, no cost or expense item included in [...***...] shall include any [...***...] or similar markups.

"[...***...]" mean the appropriate allocation (for [...***...] sales in the [...***...]) of the total of the [...***...] and [...***...] to [...***...], as determined in accordance with [...***...] Accounting Standards.

      "[...***...]" mean the costs of [...***...] needed for the manufacturing process and costs of [...***...] for these [...***...], in each case to the extent directly attributable to [...***...].

      "[...***...]" mean the direct and indirect costs of [...***...], plus an appropriate share of costs of [...***...], determined in accordance with the [...***...] for all other products manufactured in the applicable facility.

      [...***...] and [...***...] are to be established on a regular, standard basis, as more fully described below:

            Costs of [...***...] shall be based on a planned utilization of [...***...] in the [...***...] process for [...***...]. [...***...]
            are not to be included in [...***...] costs. [...***...] of [...***...] are costs of depreciation or [...***...] of the [...***...] accommodating that equipment plus [...***...] and [...***...] for the building, and costs for [...***...], and other [...***...] costs such as costs for [...***...] and [...***...]. The building costs shall be allocated [...***...]using an appropriate key such as [...***...].

            [...***...] costs are costs for [...***...] which typically embraces a controlling and [...***...] function, costs of indirect [...***...] such as costs for a [...***...], costs of [...***...]
            costs of [...***...] monitoring of [...***...], costs of [...***...]
            of [...***...][...***...], costs for [...***...] and [...***...], costs for [...***...] and [...***...], costs of [...***...], costs for [...***...] of [...***...], and costs of [...***...].

            [...***...]costs are costs of identifying and analyzing the [...***...], costs of [...***...], costs of [...***...], costs of
            [...***...], costs of [...***...], costs of [...***...], costs of
            [...***...], costs of [...***...], costs [...***...].

            [...***...] costs are costs for [...***...] of [...***...], costs of
            [...***...], costs of [...***...].

*** Confidential Treatment Requested

            [...***...] costs shall mean costs of plant and production management, costs for ensuring sufficient levels of safety, health and environment such as [...***...]. Other [...***...] costs include costs [...***...].

            [...***...]costs are costs associated with the [...***...].

            [...***...]costs are costs associated with the [...***...].

      "[...***...]" means [...***...] used to determine the total
      [...***...]attributable to Product.

      "[...***...]" mean the costs of [...***...].

      "[...***...]" mean any [...***...] on sales of [...***...] in the
      [...***...] paid by [...***...] to [...***...] in consideration of the
      [...***...] such [...***...] to [...***...] of a [...***...] under
      [...***...] controlled by such [...***...] that, in the absence of such license, would be [...***...] the
      [...***...],[...***...],[...***...],[...***...]or use of the [...***...]in
      [...***...].

*** Confidential Treatment Requested

                                    EXHIBIT D

                       THIRD PARTY MANUFACTURING CONTRACTS

1.    [...***...]

2.    [...***...]

3.    [...***...]

4.    [...***...]

5.    [...***...]

      a.    [...***...]

      b.    [...***...]

      c.    [...***...]

6.    [...***...]

7.    [...***...]

8.    [...***...]

9.    [...***...]

*** Confidential Treatment Requested

                                    EXHIBIT E

                                 SAMPLE INVOICE

SENDER'S LOGO                                                  INVOICE

                                                            INVOICE DATE:
Street                                                      MAY 11, 2006
Town, Country

Phone and Fax Nr.                                           INVOICE NO.: XXXX

BILL TO:                                        FOR:
Novartis Pharma AG                              [...***...]
[...***...]                                     [...***...]
Att. Mr. XXXX
[...***...]
[...***...]

                        DESCRIPTION                                           AMOUNT (USD)
                        -----------                                          --------------
[...***...]                                                                  US$ 000'000.00

(Or milestone payment for event Y, according to paragraph
XY of agreement ZZZZ dated ......)

Novartis Contract Code

Please specify the event for which the invoice is due

PLEASE REMIT BY WIRE TRANSFER WITHIN [__] DAYS TO:

                     Receiving Bank - ........
                     Swift Code - ........
                     ABA Number - ........
                     Credit Account - ........
                     Beneficiary - ........

                                                           TOTAL                 000'000,00

If you have any questions concerning this invoice, contact ............
or e-mail to ........

VAT -Reg. No. Xxxxxxxxxx (if applicable)

*** Confidential Treatment Requested